   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 14, 1996

                                                     REGISTRATION NO. 333-03340
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ----------------

                             AMENDMENT NO. 2
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                               OPEN MARKET, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                               ----------------
        DELAWARE                     7372                    04-3214536
                               (PRIMARY STANDARD          (I.R.S. EMPLOYER
     (STATE OR OTHER              INDUSTRIAL           IDENTIFICATION NUMBER)
     JURISDICTION OF          CLASSIFICATION CODE
    INCORPORATION OR                NUMBER)
      ORGANIZATION)            ----------------
                               245 FIRST STREET
                        CAMBRIDGE, MASSACHUSETTS 02142
                                (617) 621-9500
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               ----------------
                               GARY B. EICHHORN
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               OPEN MARKET, INC.
                               245 FIRST STREET
                        CAMBRIDGE, MASSACHUSETTS 02142
                                (617) 621-9500
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                               ----------------
                                  COPIES TO:
       PAUL P. BROUNTAS, ESQ.                     DAVID C. CHAPIN, ESQ.
            HALE AND DORR                             ROPES & GRAY
           60 STATE STREET                       ONE INTERNATIONAL PLACE
     BOSTON, MASSACHUSETTS 02109               BOSTON, MASSACHUSETTS 02110
           (617) 526-6000                            (617) 951-7000
                               ----------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] 333-
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] 333-
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO
SECTION 8(A), MAY DETERMINE.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                               OPEN MARKET, INC.

CROSS REFERENCE SHEET SHOWING LOCATION IN PROSPECTUS OF INFORMATION REQUIRED BY
                          ITEMS IN PART I OF FORM S-1

  REGISTRATION STATEMENT ITEM AND CAPTION            LOCATION IN PROSPECTUS
  ---------------------------------------            ----------------------
 1.Forepart of Registration Statement and
     Outside Front Cover Page of
     Prospectus.............................  Outside Front Cover Page
 2.Inside Front and Outside Back Cover Pages
     of Prospectus..........................  Inside Front Cover Page; Outside
                                               Back Cover Page
 3.Summary Information, Risk Factors and
     Ratio of Earnings to Fixed Charges.....  Prospectus Summary; Risk Factors
 4.Use of Proceeds..........................  Prospectus Summary; Use of Proceeds
 5.Determination of Offering Price..........  Underwriting
 6.Dilution.................................  Dilution
 7.Selling Security Holders.................  Not Applicable
 8.Plan of Distribution.....................  Outside Front Cover Page;
                                               Underwriting
 9.Description of Securities to be
     Registered.............................  Description of Capital Stock
10.Interests of Named Experts and Counsel...  Legal Matters; Experts
11.Information With Respect to the
     Registrant:
  (a)Description of Business................  Prospectus Summary; Business;
                                               Management's Discussion and
                                               Analysis of Financial Condition and
                                               Results of Operations
  (b)Description of Property................  Business-Facilities
  (c)Legal Proceedings......................  Not Applicable
  (d)Market Price of and Dividends on the
       Registrant's Common Equity and
       Related Stockholder Matters..........  Front Cover Page; Dividend Policy;
                                               Management-Executive Compensation;
                                               Description of Capital Stock;
                                               Shares Eligible for Future Sale
  (e)Financial Statements...................  Capitalization; Consolidated
                                               Financial Statements
  (f)Selected Financial Data................  Selected Consolidated Financial Data
  (g)Supplementary Financial Information....  Not Applicable
  (h)Management's Discussion and Analysis of
       Financial Condition and Results of
       Operations...........................  Management's Discussion and Analysis
                                               of Financial Condition and Results
                                               of Operations
  (i)Changes in and Disagreements with
       Accountants on Accounting and
       Financial Disclosure.................  Not Applicable
  (j)Directors, Executive Officers,
       Promoters and Control Persons........  Management--Executive Officers,
                                               Directors and Key Employees;
                                               Certain Transactions
  (k)Executive Compensation.................  Management-Executive Compensation
  (l)Security Ownership of Certain
       Beneficial Owners and Management.....  Principal Stockholders
  (m)Certain Relationships and Related
       Transactions.........................  Certain Transactions
12.Disclosure of Commission Position on
     Indemnification for Securities Act
     Liabilities............................  Not Applicable

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY STATE.                                                                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                 SUBJECT TO COMPLETION, DATED MAY 14, 1996

                                4,000,000 SHARES

                                     [LOGO]

                                  COMMON STOCK
                          (PAR VALUE $.001 PER SHARE)

                                  -----------

  All of the 4,000,000 shares of Common Stock offered hereby are being sold by Open Market, Inc. Of the 4,000,000 shares of Common Stock offered, 3,200,000 shares are being offered hereby in the United States and 800,000 shares are being offered in a concurrent International Offering outside the United States. The initial public offering price and the aggregate underwriting discount per share will be identical for both Offerings. See "Underwriting".

  Prior to this offering, there has been no public market for the Common Stock of the Company. It is currently estimated that the initial public offering price per share will be between $13.00 and $15.00. For factors to be considered in determining the initial public offering price, see "Underwriting".

  SEE "RISK FACTORS" BEGINNING ON PAGE 5 FOR CERTAIN CONSIDERATIONS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK.

  The Common Stock has been approved for quotation on the Nasdaq National Market under the symbol "OMKT".

                                  -----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
  IS A CRIMINAL OFFENSE.

                                  -----------

                                         INITIAL PUBLIC UNDERWRITING PROCEEDS TO
                                         OFFERING PRICE DISCOUNT(1)  COMPANY(2)
                                         -------------- ------------ -----------
Per Share...............................      $             $           $
Total(3)................................     $             $           $

- -----
(1) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.
(2) Before deducting estimated expenses of $800,000 payable by the Company.
(3) The Company has granted the U.S. Underwriters an option for 30 days to purchase up to an additional 480,000 shares at the initial public offering price per share, less the underwriting discount, solely to cover over-allotments. Additionally, the Company has granted the International Underwriters an option for 30 days to purchase up to an additional 120,000 shares at the initial public offering price per share, less the underwriting discount, solely to cover over-allotments. If such options are exercised in full, the total initial public offering price, underwriting
    discount and proceeds to the Company will be $    , $     and $   ,
    respectively. See "Underwriting".

                                  -----------

  The shares offered hereby are offered severally by the U.S. Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that certificates for the shares will be ready for delivery in New York, New York,
on or about    , 1996, against payment therefor in immediately available funds.

GOLDMAN, SACHS & CO.
                 COWEN & COMPANY
                                MONTGOMERY SECURITIES

                                  -----------

                   The date of this Prospectus is    , 1996.

secure Internet commerce . . .


[DEPICTION OF AN OM-TRANSACT CENTRALIZED INTERNET COMMERCE SERVICES NETWORK FOR FINANCIAL SERVICES PROVIDERS, CORPORATIONS, TELCOS AND ACCESS PROVIDERS (REPRESENTED BY A BUILDING IN THE CENTER OF THE GRAPHIC IMAGE) AND SHOWING, WITH ARROWS, THE FLOW OF INFORMATION.]

                                   Internet

                                    [LOGO]


Providing Software for Managing Business Transactions on to Internet Open Market enables businesses to conduct. . .



                                --------------

  IN CONNECTION WITH THE OFFERINGS, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NASDAQ NATIONAL MARKET, IN THE OVER-THE-COUNTER MARKET, OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                                                        Intranet

[Depiction of OM-Axcess centralized information access services network for a corporation (represented by a building in the center of the graphic image) and showing, with arrows, the flow of information.]

                        and information access control.

                      [LOGO OF OPEN MARKET APPEARS HERE]

* Open Market expects that OM-Axcess and OM-Transact will be generally available in May of 1996.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by the more detailed information and the Consolidated Financial Statements and Notes thereto appearing elsewhere in this Prospectus. Except as otherwise noted herein, all information contained in this Prospectus (i) reflects the conversion of all outstanding shares of the Company's Series A, B and C Convertible Preferred Stock (the "Preferred Stock") into an aggregate of 13,437,025 shares of Common Stock at the closing of the Offerings, and (ii) assumes no exercise of the Underwriters' over-allotment options.

                                  THE COMPANY

  Open Market, Inc. ("Open Market" or the "Company") develops, markets, licenses and supports high performance software products that allow its customers to engage in business-to-consumer and business-to-business electronic commerce on the Internet and to deploy Internet-based business applications within an enterprise ("Intranet"). Open Market's innovative technology enables the separation of the management of business transactions from the management of content, thereby allowing companies to securely and centrally manage business transactions using content located on multiple distributed Web servers. The Company's products permit functions such as order taking, authorization, payment processing, security and customer service to be performed centrally by a "back office" transaction management system, allowing merchants and other content providers to focus on management of the "front office" content at their distributed Web sites.

  Open Market's strategy is to focus on providing Internet software for business. The Company's objective is to make its software an industry standard for managing business transactions on the Internet. The Company's products feature open application interfaces allowing for integration with existing corporate systems and a scalable distributed infrastructure that can grow with a company's needs. The products provide the core building blocks for managing transactions on the Internet, support open standards and multiple security and payment protocols and work with popular browsers and servers.

  The Company's products include:

    OM-TRANSACT(TM) - a transaction management system with the capacity to handle a high volume of transactions via standard Web protocols. Coupled with OM-SecureLink(TM), the Company's enabling technology for linking content to management servers, OM-Transact enables companies to use the Web to take customers' orders, authorize their credit, instruct the warehouse to ship the goods, request the bank to transfer funds and track transactions from start to finish.

    OM-AXCESS(TM) - an Intranet authentication and authorization system that, coupled with OM-SecureLink, allows companies to control access to content located on private Intranets. Using OM-Axcess, companies issue "access tickets" to employees, contractors, partners and visitors seeking to access secure Web-based information and to engage in collaboration and other forms of electronic commerce within an enterprise.

    OM-EXPRESS(TM) - a desktop software product that allows users to download selected Internet content to their local personal computers during off-peak hours for later viewing and use.

The Company's other products include Open Market Secure WebServer(TM), Open Market WebReporter(TM) and Merchant Solution(TM).

  To accelerate the market acceptance of its technology architecture and products, the Company has entered into numerous technology, marketing and distribution relationships. Among the companies that have entered into these agreements with Open Market are Novell, Inc., FTP Software, Inc., Hewlett-Packard Company, Digital Equipment Corporation, Tandem Computers Incorporated, Interleaf, Inc., Bluestone, Inc., Stratus Computer, Inc. and Sequent Computer Systems Incorporated.

  The Company was incorporated as a Delaware corporation in December 1993. The Company's principal executive office is located at 245 First Street, Cambridge, Massachusetts 02142, and its telephone number is (617) 621-9500. The Company's home page is located at http://www.openmarket.com.

  Open Market(TM), OM-Transact, OM-Axcess, OM-SecureLink, OM-Express, Open Market Secure WebServer, Open Market WebReporter, Merchant Solution and StoreBuilder(TM), are trademarks of Open Market, Inc. All other trademarks or trade names referred to in this Prospectus are the property of their respective owners.

                                  RISK FACTORS

  For a discussion of considerations relevant to an investment in the Common Stock, see "Risk Factors".

                                 THE OFFERINGS

  The offering of 3,200,000 shares of common stock, par value $.001 per share (the "Common Stock"), initially being offered in the United States (the "U.S. Offering") and the offering of 800,000 shares of Common Stock initially being offered in a concurrent international offering outside the United States (the "International Offering") are collectively referred to as the "Offerings". The closing of each of the Offerings is conditioned upon the closing of the other Offering.

 Common Stock offered by the Company.................  4,000,000 shares
  U.S. Offering......................................  3,200,000 shares
  International Offering.............................    800,000 shares
 Common Stock to be outstanding after the Offerings.. 26,939,910 shares(1)
 Nasdaq National Market symbol....................... OMKT
 Use of proceeds..................................... General corporate purposes, including the
                                                      funding of working
                                                      capital and growth.
                                                      See "Use of Proceeds".

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                  THREE MONTHS
                                                                      ENDED
                         PERIOD FROM INCEPTION                      MARCH 31,
                          (APRIL 25, 1994) TO     YEAR ENDED     ----------------
                           DECEMBER 31, 1994   DECEMBER 31, 1995  1995     1996
                         --------------------- ----------------- -------  -------
STATEMENT OF OPERATIONS
 DATA:
Total revenues..........        $   --             $  1,806      $    88  $ 2,675
Loss from operations....         (1,280)            (14,028)      (1,004)  (7,048)
Net loss................         (1,250)            (13,872)      (1,012)  (6,867)
Pro forma net loss per
 common and common
 equivalent share(2)....                           $   (.53)              $  (.26)
Pro forma weighted
 average number of
 common and common
 equivalent shares
 outstanding(2).........                             26,250                26,345


                                                        MARCH 31, 1996
                                                ------------------------------
                                                                 PRO FORMA
                                                PRO FORMA(3) AS ADJUSTED(3)(4)
                                                ------------ -----------------
BALANCE SHEET DATA:
Cash, cash equivalents and marketable securi-
 ties..........................................   $21,648         $72,928
Working capital................................    11,632          62,912
Total assets...................................    27,599          78,579
Long-term obligations, net of current
 maturities....................................       986             986
Stockholders' equity...........................    15,221          66,501

- --------
(1) Based upon the number of shares outstanding as of March 31, 1996. Excludes 5,539,617 shares of Common Stock issuable upon the exercise of outstanding options as of March 31, 1996 with a weighted average exercise price of $1.57 per share, and an additional 1,481,998 and 250,000 shares reserved for issuance under the Company's 1994 Stock Incentive Plan and 1996 Employee Stock Purchase Plan, respectively, plus shares reserved for issuance under the 1996 Director Option Plan. See "Management--Executive Compensation" and Note 5 of Notes to Consolidated Financial Statements.
(2) Computed on the basis described in Note 2(g) of Notes to Consolidated Financial Statements.
(3) Gives effect to the conversion of all shares of the Company's Preferred Stock into an aggregate of 13,437,025 shares of Common Stock upon the closing of the Offerings. See Note 6 of Notes to Consolidated Financial Statements.
(4) Adjusted to give effect to the sale by the Company of 4,000,000 shares of Common Stock offered hereby (at an assumed public offering price of $14.00 per share and after deducting the estimated underwriting discount and offering expenses) and the application of the net proceeds therefrom. See "Use of Proceeds" and "Capitalization".

                                 RISK FACTORS

  In addition to the other information in this Prospectus, the following factors should be considered carefully in evaluating an investment in the Common Stock offered by this Prospectus.

LIMITED OPERATING HISTORY; ACCUMULATED DEFICIT

  The Company has only a limited operating history. Although it began operations in April 1994, it had no revenues in 1994 and only nominal product revenues in 1995. Approximately 80% of its 1995 revenues was attributable to development, consulting and other services. The Company's initial products were developed primarily to serve as building blocks for its Internet transaction management and Intranet access products, which were first announced in March 1996 and are expected to be generally available in May 1996. The Company has incurred net losses since inception and expects to continue to operate at a loss for the foreseeable future. As of March 31, 1996, the Company had an accumulated deficit of $22,995,000. It is the Company's objective to become a profitable enterprise and to realize the benefits of its deferred tax assets. However, in evaluating the realizability of these deferred tax assets, management has considered the Company's short operating history, the volatility of the market in which it competes, the operating losses incurred to date and the operating losses anticipated for the foreseeable future, and believes that given the significance of this evidence a full valuation reserve against its deferred tax assets is required as of December 31, 1994 and 1995 and March 31, 1996. In addition, the Company's future prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in the new and rapidly evolving Internet market. To address these risks, the Company must, among other things, respond to competitive developments, complete development of its product lines, continue to attract, retain and motivate qualified persons, commercialize products and services incorporating its technologies and successfully execute its sales and distribution strategy. There can be no assurance that the Company will be successful in addressing such risks, or that the Company will achieve or sustain profitability. See "Management's Discussion and Analysis of Financial Condition and Results of Operations".

DEVELOPING MARKET; UNPROVEN ACCEPTANCE OF THE COMPANY'S PRODUCTS

  The market for the Company's Internet products and services has only recently begun to develop, is rapidly evolving and is characterized by an increasing number of market entrants that have introduced or developed products and services for commerce on the Internet. As is typical in the case of a new and rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty. Critical issues concerning the commercial use of the Internet (including security, reliability, cost, ease of use and quality of service) remain unresolved and may impact the growth of Internet use. Similarly, the use of Internet protocols for enterprise business applications is a recent phenomenon and may not become widespread. While the Company believes that its software products offer significant advantages for business-to-consumer and business-to-business electronic commerce on the Internet and business applications within an enterprise, there can be no assurance that commerce over the Internet will become widespread or that the Company's products will become widely adopted for commerce over the Internet.

  The adoption of the Internet for commerce and business applications, particularly by those individuals and organizations which have historically relied upon alternative means of commerce and business applications, generally requires the acceptance of a new way of conducting business and exchanging information. In particular, enterprises that have already invested substantial resources in other means of conducting commerce and performing business applications may be particularly reluctant to adopt a new strategy that may make certain of their existing personnel and infrastructure obsolete. In addition, acceptance of the Company's products is dependent in large part on the success of its customers in the application of such products.

  Because the market for the Company's products and services is new and evolving, it is difficult to predict with any assurance the future growth rate, if any, and size of this market. There can be no assurance that the market for the Company's products and services will develop or that the Company's products or services will be adopted or will meet customers' functionality or performance requirements. If the market fails to develop, develops more slowly than expected or becomes saturated with competitors, or if the Company's products do not achieve market acceptance, the Company's business, operating results or financial condition will be materially adversely affected.

DEPENDENCE UPON NEW PRODUCTS AND TECHNOLOGY

  In March 1996, the Company announced two new products, OM-Transact for the management of business transactions on the Internet and OM-Axcess for facilitating the private and secure exchange of information on the Intranet. The Company believes that a significant portion of its 1996 revenues will be derived from the sale of these two software products and related service revenues. These products are complex and expensive compared to Internet products introduced to date, and will generally involve significant investment decisions by prospective customers. Accordingly, the Company expects that it will encounter risks typical of companies that rely on large accounts, including the reluctance of purchasers to commit to major investments in new products and protracted sales cycles, both of which add to the difficulty of predicting future revenues.

  The marketability and acceptance of OM-Transact and OM-Axcess also will be highly dependent on the performance and functionality of these products and on the success of initial implementations of these products by the Company's customers. Problems or delays experienced by the Company's initial customers in the installation and use of OM-Transact or OM-Axcess, even if such problems or delays are not attributable to the Company or its products, or a failure of the Company's service provider customers to successfully market electronic commerce applications, could slow the rate of adoption of the Company's products by other potential customers. Moreover, products as complex as those offered by the Company may contain undetected errors when first introduced or when new versions are released. There can be no assurance that, despite testing by the Company, errors will not occur in current or new products after commencement of commercial shipments, resulting in adverse publicity, in loss of or delay in market acceptance, or in claims by the customer against the Company, which could have a material adverse effect on the Company's business, operating results or financial condition.

  The Company intends to promote OM-SecureLink, the Company's enabling technology for linking content to management servers, as an industry standard by encouraging software and systems companies to integrate or bundle it with their products. The failure to successfully promote the wide adoption of OM-SecureLink, in particular by companies offering content creation tools, or the wide adoption of alternative standards, could substantially slow the rate of adoption of the Company's products. The Company's adaptation of its products to implement any such alternative standards may require substantial time and expense. Moreover, any such alternative standards may be subject to proprietary rights of third parties. Any slowing in the rate of adoption of the Company's products or substantial time and expense associated with, or legal barriers preventing, the implementation of alternative standards could have a material adverse effect on the Company's business, operating results or financial condition.

MANAGEMENT OF GROWTH

  The rapid execution necessary for the Company to fully exploit the market for its products and services requires an effective planning and management process. The Company's rapid growth has placed, and is expected to continue to place, a significant strain on the Company's managerial, operational and financial resources. As of March 31, 1996, the Company had grown to 257 employees and independent contractors from 15 employees on December 31, 1994, and the Company expects this rapid growth to continue. In December 1995, Gary
B. Eichhorn joined the Company as its President and Chief Executive Officer. In addition, most of the Company's development and engineering staff have been employed at the Company for less than one year. To manage its growth, the Company must continue to implement and improve its operational and financial systems and to expand, train and manage its employee base. For example, the Company is currently in the process of building its internal maintenance and support organization. Further, the Company will need to manage multiple relationships with various customers and other third parties. Although the Company believes that it has made adequate allowances for the costs and risks associated with this expansion, there can be no assurance that the Company's systems, procedures or controls will be adequate to support the Company's operations or that Company management will be able to achieve the rapid execution necessary to fully exploit the market for the Company's products and services. The Company's future operating results will also depend on its ability to expand its sales and marketing organizations, establish a distribution channel to penetrate different and broader markets and expand its support organization commensurate with the increasing base of its installed products. If the Company is unable to manage its growth effectively, the Company's business, operating results or financial condition will be materially adversely affected. See "Business-Distribution and Customers" and "-Employees".

COMPETITION

  The market for Internet-based software and services is new, intensely competitive, rapidly evolving and subject to rapid technological change. The Company expects competition to increase in the future. The Company's electronic commerce products compete with solutions from custom designers and products from Netscape Communications Corporation, Microsoft Corporation, Oracle Corporation, BroadVision, Inc. and CONNECT, Inc. For Intranet applications the Company competes with Netscape, Microsoft, and Oracle. Many of the Company's current and potential competitors have longer operating histories, greater name recognition, larger installed customer bases and significantly greater financial, technical and marketing resources than those of the Company. Such competition could materially adversely affect the Company's business, operating results or financial condition.

  Competitive factors in the Internet-based software and services market include core technology, breadth of product functionality and features, product performance and quality, marketing and distribution resources, customer service and support and price. The market and competition are still new and rapidly evolving, and there can be no assurance that the Company will be able to compete successfully against current or future competitors, or that this competition will not materially adversely affect the Company's business, operating results or financial condition.

SECURITY RISKS AND SYSTEM DISRUPTIONS

  Despite the implementation of various security mechanisms in the Company's products, its products may be vulnerable to break-ins and similar disruptive problems caused by Internet users. The level of security provided by the Company's products is dependent on the level of security selected by the Company's customers and the proper configuration and use of the products' security mechanisms. Such computer break-ins and other disruptions would jeopardize the security of information stored in and transmitted through the computer systems of users of the Company's products, which may result in significant liability to the Company and may also deter potential customers. Persistent security problems continue to plague public and private data networks. Recent break-ins reported in the press and otherwise have included incidents involving hackers bypassing firewalls by posing as authorized computers and involving the theft of confidential information. Alleviating problems caused by third parties may require significant expenditures of capital and resources by the Company. Such expenditures could have a material adverse effect on the Company's business, operating results or financial condition. Moreover, the security and privacy concerns of existing and potential customers, as well as concerns related to computer viruses, may inhibit the growth of the Internet marketplace generally, and the Company's customer base and revenues in particular. The Company attempts to limit its liability to customers, including liability arising from a failure of the security feature contained in the Company's products, through contractual provisions. However, there can be no assurance that such limitations will be enforceable. The Company currently does not have product liability insurance to protect against these risks and there can be no assurance that such insurance will be available to the Company on commercially reasonable terms.

DEPENDENCE UPON THE INTERNET

  The use of the Company's products and services will depend in large part upon the continued development of the infrastructure for providing Internet access and services. Because global commerce and online exchange of information on the Internet is new and evolving, it is difficult to predict with any assurance whether the Internet will prove to be a viable commercial marketplace. The Internet has experienced, and is expected to continue to experience, substantial growth in the number of users and amount of traffic. There can be no assurance that the Internet infrastructure will continue to be able to support the demands placed on it by this continued growth. In addition, the Internet could lose its viability due to delays in the development or adoption of new standards and protocols (for example, the next-generation Internet Protocol) to handle increased levels of Internet activity, or due to increased governmental regulation. There can be no assurance that the infrastructure or complementary services necessary to make the Internet a viable commercial marketplace will be developed, or, if developed, that the Internet will become a viable commercial marketplace for products and services such as those offered by the Company. If the necessary infrastructure or complementary services or facilities are not developed, or if the Internet does not become a viable commercial marketplace, the Company's business, operating results or financial condition will be materially adversely affected.

DEPENDENCE UPON PRODUCT DEVELOPMENT; RISKS OF TECHNOLOGICAL CHANGE AND EVOLVING INDUSTRY STANDARDS

  The Company's success will depend upon its ability to develop new products and provide new services that meet changing customer requirements. The market for the Company's products is characterized by rapidly changing technology, evolving industry standards and customer requirements, emerging competition and frequent new product and service introductions. There can be no assurance that the Company can successfully identify new product opportunities and develop and bring new products and services to market in a timely manner. Failure of the Company, for technological or other reasons, to develop and introduce new products and product enhancements and new services that are compatible with industry standards and that satisfy customer requirements would have a material adverse effect on the Company's business, operating results or financial condition.

  In addition, the Company or its competitors may announce enhancements to existing products or services, or new products or services embodying new technologies, industry standards or customer requirements that have the potential to supplant or provide lower cost alternatives to the Company's existing products and services. The introduction of such enhancements or new products and services could render the Company's existing products and services obsolete and unmarketable. There can be no assurance that the announcement or introduction of new products or services by the Company or its competitors or any change in industry standards will not cause customers to defer or cancel purchases of existing products or services, which could have a material adverse effect on the Company's business, operating results or financial condition.

  Furthermore, introduction by the Company of products or services with reliability, quality or compatibility problems could result in reduced orders, delays in collecting accounts receivable and additional service costs. The failure to introduce a new product, service or product enhancement on a timely basis could delay or hinder market acceptance. Any such event could have a material adverse effect on the Company's business, operating results or financial condition. See "Business-Products".

EVOLVING DISTRIBUTION STRATEGY

  The Company's distribution strategy includes expansion of its direct sales and support organization focusing on large accounts and service providers. To date, the Company has sold its products only through direct sales, the Internet and original equipment manufacturers ("OEMs"). The Company expects to increasingly use OEMs and independent software vendors and has recently begun using systems integrators and value added resellers ("VARs") (collectively, "Resellers"). The Company expects that any material increase in sales through Resellers as a percentage of total revenues, especially in the percentage of sales through OEMs and VARs, will adversely affect the Company's average selling prices and gross margins due to the lower unit prices that are typically charged when selling through indirect channels. Moreover, there can be no assurance that the Company will be able to attract Resellers that will be able to market the Company's products effectively and will be qualified to provide timely and cost-effective customer support and service or that the Company will be able to manage conflicts among its Resellers. In addition, the Company's agreements with Resellers typically do not restrict Resellers from distributing competing products, and in many cases may be terminated by either party without cause. Also, in some cases the Company may grant exclusive distribution rights that are limited by territory and in duration. The inability to recruit, manage or retain qualified Resellers, or their inability to penetrate their respective market segments, could materially adversely affect the Company's business, operating results or financial condition. See "Business-Distribution and Customers".

  The Company plans to expand its direct sales and support organization. There can be no assurance that such internal expansion will be successfully completed, that the cost of such expansion will not exceed the revenues generated, or that the Company's sales and marketing organization will be able to successfully compete against the significantly more extensive and well-funded sales and marketing operations of many of the Company's current or potential competitors. The Company's inability to effectively manage its internal expansion could have a material adverse effect on the Company's business, operating results or financial condition.

  In addition to expanding its direct sales channels, the Company plans to continue to distribute some of its products electronically through the Internet. Distributing the Company's products through the Internet makes the Company's software more susceptible than other software to unauthorized copying and use. The Company has historically allowed and currently intends to continue to allow potential customers to electronically download its products for a free evaluation period. There can be no assurance that, upon expiration of the evaluation period, the Company will be able to collect payment from users that retain a copy of the Company's products. If, as a result of changing legal interpretations of liability for unauthorized use of the Company's software or otherwise, users were to become less sensitive to avoiding copyright infringement, the Company's business, operating results or financial condition would be materially adversely affected.

POTENTIAL FLUCTUATIONS IN QUARTERLY RESULTS

  As a result of the Company's limited operating history, the Company does not have historical financial data for a significant period on which to base planned operating expenses. The Company's expense levels are fixed in advance and based in part on its expectations as to future revenues. The Company has operated to date without a backlog and no assurance can be given that it will build backlog in the future. As a result, quarterly sales and operating results will generally depend on the volume and timing of and ability to fulfill orders received within the quarter and the timing of the customer's acceptance of the Company's products, which are difficult to forecast. The Company may be unable to adjust spending in a timely manner to compensate for any unexpected revenues shortfall. Accordingly, any significant shortfall of demand for the Company's products and services in relation to the Company's expectations would have an immediate material adverse impact on the Company's business, operating results or financial condition. In addition, the Company plans to continue to increase its operating expenses to fund greater levels of research and development, increase its sales and marketing operations, develop new distribution channels and broaden its customer support capabilities. To the extent that such expenses precede or are not subsequently followed by increased revenues, the Company's business, operating results or financial condition will be materially adversely affected.

  The Company expects in the future to experience significant fluctuations in quarterly operating results that may be caused by many factors, including the protracted sales cycles associated with the reluctance of purchasers to commit to major investments in new products, demand for the Company's products, introduction or enhancement of products by the Company and its competitors, market acceptance of new products, mix of distribution channels through which products are sold, pricing and mix of products and services sold, changes in pricing policies by its competitors and general economic conditions. As a result, the Company believes that period-to-period comparisons of its results of operations may not necessarily be meaningful and should not be relied upon as any indication of future performance. Due to all of the foregoing factors, it is likely that in some future quarter the Company's operating results will be below the expectations of public market analysts and investors. In such event, the price of the Company's Common Stock would likely be materially adversely affected.

GOVERNMENT REGULATION AND LEGAL UNCERTAINTIES

  The Company is not currently subject to direct regulation by any government agency, other than regulations applicable to businesses generally, and there are currently few laws or regulations directly applicable to access to, or commerce on, the Internet. However, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet, covering issues such as user privacy, pricing and characteristics and quality of products and services. The Telecommunications Reform Act of 1996 was recently enacted and imposes criminal penalties on anyone who distributes obscene, lascivious or indecent communications on the Internet. The adoption of any such laws or regulations may decrease the growth of the Internet, which could in turn increase the adverse effect on the Company's business, operating results or financial condition. Moreover, the applicability to the Internet of existing laws governing issues such as property ownership, libel and personal privacy is uncertain. Further, due to the encryption technology contained in the Company's products, such products are subject to U.S. export controls. There can be no assurance that such export controls, either in their current form or as may be subsequently enacted, will not delay the introduction of new products or limit the Company's ability to distribute products outside of the United States or electronically. While the Company intends to take precautions against unlawful exportation, the global nature of the Internet makes it virtually impossible to effectively control the distribution of the Company's products. In addition, federal or state legislation or regulation may further limit levels of encryption or authentication technology. Further, various countries regulate the import of certain encryption technology and have adopted laws relating to personal privacy issues which could limit the Company's ability to distribute products in those countries. Any such export or import restrictions, new legislation or regulation or government enforcement of existing regulations could have a material adverse impact on the Company's business, operating results or financial condition.

DEPENDENCE ON KEY PERSONNEL

  The Company's performance depends substantially on the performance of its executive officers and key employees, most of whom have worked together for only a short period of time. Given the Company's early stage of development, the Company is dependent on its ability to retain and motivate high quality personnel, especially its management and highly skilled development team. The loss of the services of any of its executive officers or other key employees could have a material adverse effect on the Company's business, operating results or financial condition.

  The Company's future success also depends on its continuing ability to identify, hire, train and retain other highly qualified technical and managerial personnel. Competition for such personnel is intense, and there can be no assurance that the Company will be able to attract, assimilate or retain other highly qualified technical and managerial personnel in the future. Although the practice of the Company is not to enter into employment agreements with its employees, it has entered into an employment agreement with Gary B. Eichhorn, its President and Chief Executive Officer. The

Company's practice not to enter into employment agreements may adversely impact its ability to attract and retain technical and managerial personnel. The inability to attract and retain the necessary technical and managerial personnel could have a material adverse effect upon the Company's business, operating results or financial condition. See "Business-Employees" and "Management".

PROPRIETARY RIGHTS

  The Company relies on trademark, copyright, patent and trade secret laws, employee and third-party non-disclosure agreements and other methods to protect its proprietary rights. The Company currently has five patent applications pending in the United States relating to the Company's product architecture and technology. While the Company believes that the pending patent applications relate to patentable inventions, there can be no assurance that any pending or future patent applications will be granted or that any patent relied upon by the Company in the future will not be challenged, invalidated or circumvented or that the rights granted thereunder or under licensing agreements will provide competitive advantages to the Company. The Company believes that, due to the rapid pace of technological innovation for Internet products, the Company's ability to establish and maintain a position of technology leadership in the industry depends more on the skills of its development personnel than upon the legal protections afforded its existing technology.

  The Company's success is dependent in part upon its proprietary software technology. There can be no assurance that its agreements with employees, consultants and others who participate in the development of its software will not be breached, that the Company will have adequate remedies for any breach, or that the Company's trade secrets will not otherwise become known to or independently developed by competitors. Furthermore, there can be no assurance that the Company's efforts to protect its rights through patent, trademark and copyright laws will not fail to prevent the development and design by others of products or technology similar to or competitive with those developed by the Company.

  The Company is not aware that it is infringing any patent or violating any other proprietary rights of any third party relating to the Company or the Company's products. However, the computer software market is characterized by frequent and substantial intellectual property litigation. Intellectual property litigation is complex and expensive, and the outcome of such litigation is difficult to predict.

  The Company's success will depend in part on its continued ability to obtain and use licensed technology that is important to the functionality of its products. An inability to continue to procure or use such technology would likely have a material adverse effect on the Company's business, operating results or financial condition. See "Business-Proprietary Technology".

CONCENTRATION OF STOCK OWNERSHIP

  Upon completion of the Offerings, the present directors, executive officers and their respective affiliates will beneficially own approximately 54% of the outstanding Common Stock, assuming no exercise of the underwriters' over-allotment option and approximately 52% of the outstanding Common Stock assuming full exercise of the underwriters' over-allotment option. As a result, these stockholders will be able to exercise control over all matters requiring approval from the holders of a majority of the outstanding shares, including the election of directors and approval of significant corporate transactions. Such concentration of ownership may also have the effect of delaying or preventing a change in control of the Company. See "Description of Capital Stock-Delaware Law and Certain Charter and By-Law Provisions" and "Principal Stockholders".

NO PRIOR PUBLIC MARKET, POSSIBLE VOLATILITY OF STOCK PRICE

  Prior to the Offerings, there has been no public market for the Company's Common Stock, and there can be no assurance that an active public market for the Common Stock will develop or be sustained after the Offerings. The initial offering price will be determined by negotiation between the

Company and the representatives of the Underwriters based upon several factors. See "Underwriting" for a discussion of the factors to be considered in determining the initial public offering price. The market price of the Company's Common Stock is likely to be highly volatile and could be subject to wide fluctuations in response to quarterly variations in operating results, announcements of technological innovations or new products by the Company or its competitors, or changes in financial estimates by securities analysts, or other events or factors. In addition, the stock market has experienced significant price and volume fluctuations that have particularly affected the market price of equity securities of many high technology companies and that often have been unrelated to the operating performance of such companies. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against such a company. Such litigation could result in substantial costs and a diversion of management's attention and resources, which would have a material adverse effect on the Company's business, operating results or financial condition. These broad market fluctuations may adversely affect the market price of the Company's Common Stock. See "Underwriting".

IMMEDIATE AND SUBSTANTIAL DILUTION

  Investors participating in the Offerings will incur immediate and substantial dilution. To the extent outstanding options to purchase the Company's Common Stock are exercised, there will be further dilution. See "Dilution".

SHARES ELIGIBLE FOR FUTURE SALE

  Sales of a substantial number of shares of Common Stock in the public market following the Offerings could adversely affect the market price for the Common Stock. See "Shares Eligible for Future Sale" and "Description of Capital Stock".

CERTAIN ANTI-TAKEOVER EFFECT PROVISIONS AFFECTING STOCKHOLDERS

  The Company's Amended and Restated Certificate of Incorporation (the "Restated Certificate of Incorporation") and Amended and Restated By-laws (the "Restated By-laws") provide that any action required or permitted to be taken by stockholders of the Company must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing, and require reasonable advance notice by a stockholder of a proposal or director nomination which such stockholder desires to present at any annual or special meeting of stockholders. Special meetings of stockholders may be called only by the Chairman of the Board, the Chief Executive Officer or, if none, the President of the Company or by the Board of Directors. The Restated Certificate of Incorporation and Restated By-laws provide for a classified Board of Directors, and members of the Board of Directors may be removed only for cause upon the affirmative vote of holders of at least two-thirds of the shares of capital stock of the Company entitled to vote. In addition, the Board of Directors will have the authority, without further action by the stockholders, to fix the rights and preferences of, and issue shares of, authorized Preferred Stock. In addition, the Company is subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, which will prohibit the Company from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. The application of
Section 203 also could have the effect of delaying or preventing a change of control of the Company. These provisions, and the provisions of the Restated Certificate of Incorporation and Restated By-laws, may have the effect of deterring hostile takeovers or delaying or preventing changes in control or management of the Company, including transactions in which stockholders might otherwise receive a premium for their shares over then current market prices. In addition, these provisions may limit the ability of stockholders to approve transactions that they may deem to be in their best interests. See "Description of Capital Stock-Preferred Stock" and "-Delaware Law and Certain Charter and By-law Provisions".

                                USE OF PROCEEDS

  The net proceeds to the Company from the sale of shares of Common Stock offered by the Company hereby are estimated to be $51,280,000 ($59,092,000 if the Underwriters' over-allotment option is exercised in full) assuming an initial public offering price of $14.00 per share, after deducting the estimated underwriting discount and offering expenses payable by the Company. The principal purposes of the Offerings are to increase the Company's equity capital, to create a public market for the Common Stock, to increase the visibility of the Company in the marketplace and to facilitate future access by the Company to public equity markets.

  The Company expects to use the net proceeds from the Offerings for general corporate purposes, including the funding of working capital and growth.

  The Company may seek acquisitions of businesses, products and technologies that are complementary to those of the Company, and a portion of the net proceeds may be used for such acquisitions. While the Company engages from time to time in discussions with respect to potential acquisitions, the Company has no plans, commitments or agreements with respect to any such acquisitions as of the date of this Prospectus, and there can be no assurances that any such acquisitions will be made. Pending such uses, the Company intends to invest the net proceeds from the Offerings in short-term, investment grade, interest-bearing instruments.

                                DIVIDEND POLICY

  The Company has never declared or paid any cash dividends on its capital stock. The Company currently intends to retain earnings, if any, to support the development of its business and does not anticipate paying cash dividends for the foreseeable future. Payment of future dividends, if any, will be at the discretion of the Company's Board of Directors after taking into account various factors, including the Company's financial condition, operating results and current and anticipated cash needs.

                                   DILUTION

  The pro forma net tangible book value of the Company as of March 31, 1996 was $14,921,000, or $0.65 per share, after giving effect to the automatic conversion of all outstanding shares of Preferred Stock into an aggregate of 13,437,025 shares of Common Stock upon the closing of the Offerings. Pro forma net tangible book value per share represents the amount of total tangible assets of the Company reduced by the Company's total liabilities, divided by the pro forma number of shares of Common Stock outstanding, including shares of Common Stock resulting from the conversion of the Preferred Stock. After giving effect to the sale by the Company of 4,000,000 shares of Common Stock offered by the Company at an assumed initial public offering price of $14.00 per share (after deducting the estimated underwriting discount and offering expenses), the adjusted pro forma net tangible book value of the Company as of March 31, 1996 would have been $66,501,000, or $2.47 per share. This represents an immediate increase in pro forma net tangible book value of $1.82 per share to existing stockholders and an immediate dilution of $11.53 per share to new investors purchasing Common Stock in the Offerings.

  The following table illustrates this per share dilution:

   Assumed initial public offering price per share...............       $14.00
     Pro forma net tangible book value per share as of March 31,
      1996....................................................... $0.65
     Increase per share attributable to the Offerings............  1.82
                                                                  -----
   Adjusted pro forma net tangible book value per share as of
    March 31, 1996 after the Offerings...........................         2.47
                                                                        ------
   Dilution per share to new investors...........................       $11.53
                                                                        ======

  The following table sets forth on a pro forma basis as of March 31, 1996, after giving effect to the automatic conversion of all outstanding shares of Preferred Stock into an aggregate of 13,437,025 shares of Common Stock upon the closing of the Offerings, the number of shares of Common Stock purchased from the Company, the total consideration paid to the Company and the average price paid per share by the existing stockholders and by the investors purchasing shares of Common Stock offered hereby (at an assumed initial public offering price of $14.00 per share):

                             SHARES PURCHASED  TOTAL CONSIDERATION
                            ------------------ ------------------- AVERAGE PRICE
                              NUMBER   PERCENT   AMOUNT    PERCENT   PER SHARE
                            ---------- ------- ----------- ------- -------------
Existing stockholders...... 22,939,910   85.2% $38,209,230   40.6%    $ 1.67
New investors..............  4,000,000   14.8   56,000,000   59.4      14.00
                            ----------  -----  -----------  -----
Total...................... 26,939,910  100.0% $94,209,230  100.0%
                            ==========  =====  ===========  =====

  The foregoing tables assume no exercise of any outstanding stock options or the Underwriters' over-allotment options. As of March 31, 1996, there were outstanding options to purchase 5,539,617 shares of Common Stock at a weighted average exercise price of $1.57 per share. See "Underwriting" for information concerning the Underwriters' over-allotment option. To the extent that the outstanding options, or any options granted in the future, are exercised, there will be further dilution to new investors. See "Management-Executive Compensation".

                                CAPITALIZATION

  The following table sets forth (i) the unaudited pro forma capitalization of the Company at March 31, 1996 which reflects the automatic conversion of all outstanding shares of Preferred Stock into an aggregate of 13,437,025 shares of Common Stock upon the closing of the Offerings and (ii) the unaudited pro forma as adjusted capitalization of the Company which gives effect to the sale of 4,000,000 shares of Common Stock offered by the Company at an assumed public offering price of $14.00 per share and the application of the estimated net proceeds therefrom. This table should be read in conjunction with the Company's Consolidated Financial Statements and Notes thereto included elsewhere in this Prospectus.

                                                           MARCH 31, 1996
                                                      ----------------------
                                                                  PRO FORMA
                                                      PRO FORMA  AS ADJUSTED
                                                      ---------  -----------
                                                         (IN THOUSANDS)
Current maturities of long-term obligations.......... $    575    $    575
                                                      ========    ========
Long-term obligations, net of current maturities..... $    986    $    986
Stockholders' equity:
  Preferred stock, $.10 par value; no shares
   authorized, issued or outstanding (pro forma);
   2,000,000 shares authorized, no shares issued or
   outstanding (pro forma as adjusted)...............      --          --
  Common stock, $.001 par value; 100,000,000 shares
   authorized; 22,939,910 shares issued and
   outstanding (pro forma); 26,939,910 shares issued
   and outstanding (pro forma as adjusted)(1)........       23          27
  Additional paid-in capital.........................   38,193      89,469
  Accumulated deficit................................  (22,995)    (22,995)
                                                      --------    --------
    Total stockholders' equity.......................   15,221      66,501
                                                      --------    --------
    Total capitalization............................. $ 16,207    $ 67,487
                                                      ========    ========

- --------
(1) Excludes (i) 5,539,617 shares of Common Stock issuable upon the exercise of outstanding options as of March 31, 1996 with a weighted average exercise price of $1.57 per share and (ii) an additional 1,481,998 and 250,000 shares reserved for issuance under the Company's 1994 Stock Incentive Plan and 1996 Employee Stock Purchase Plan, respectively, plus shares reserved for issuance under the 1996 Director Option Plan. See "Management- Executive Compensation" and Note 5 of Notes to Consolidated Financial Statements.

                     SELECTED CONSOLIDATED FINANCIAL DATA

  The following table sets forth selected consolidated financial data of the Company. The Statement of Operations Data for the period from inception (April 25, 1994) to December 31, 1994 and for the year ended December 31, 1995 and the Balance Sheet Data as of December 31, 1994 and 1995 have been derived from the Company's Consolidated Financial Statements, which have been audited by Arthur Andersen LLP, independent public accountants, and together with their report thereon are included elsewhere in this Prospectus. The selected consolidated financial data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and Notes thereto included elsewhere in this Prospectus.

  The selected consolidated financial data for the three months ended March 31, 1995 and 1996 are derived from the unaudited Consolidated Financial Statements of the Company included elsewhere in this Prospectus. In the opinion of management, the unaudited Consolidated Financial Statements have been prepared on the same basis as the audited Consolidated Financial Statements and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position and results of operations for such periods. Results for the three months ended March 31, 1996 are not necessarily indicative of the results that may be expected for the year ending December 31, 1996.

                                    PERIOD FROM
                                     INCEPTION                 THREE MONTHS
                                     (APRIL 25,                    ENDED
                                      1994) TO    YEAR ENDED     MARCH 31,
                                    DECEMBER 31, DECEMBER 31, ----------------
                                        1994         1995      1995     1996
                                    ------------ ------------ -------  -------
                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Revenues:
  Product revenues.................   $   --       $    365   $   --   $ 2,248
  Service revenues.................       --          1,441        88      427
                                      -------      --------   -------  -------
    Total revenues.................       --          1,806        88    2,675
                                      -------      --------   -------  -------
Cost of Revenues:
  Product revenues.................       --             44       --       137
  Service revenues.................       --            969        58      297
                                      -------      --------   -------  -------
    Total cost of revenues.........       --          1,013        58      434
                                      -------      --------   -------  -------
    Gross profit...................       --            793        30    2,241
                                      -------      --------   -------  -------
Operating Expenses:
  Research and development.........       840         6,717       522    3,701
  Selling and marketing............       164         4,517       317    4,119
  General and administrative.......       276         3,587       195    1,469
                                      -------      --------   -------  -------
    Total operating expenses.......     1,280        14,821     1,034    9,289
                                      -------      --------   -------  -------
    Loss from operations...........    (1,280)      (14,028)   (1,004)  (7,048)
                                      -------      --------   -------  -------
Interest income....................        30           242         1      200
Interest expense...................       --            (86)       (9)     (19)
                                      -------      --------   -------  -------
    Net loss.......................   $(1,250)     $(13,872)  $(1,012) $(6,867)
                                      =======      ========   =======  =======
Pro forma net loss per common and
 common equivalent share(1)........                $   (.53)           $  (.26)
                                                   ========            =======
Pro forma weighted average number
 of common and common equivalent
 shares outstanding(1).............                  26,250             26,345
                                                   ========            =======

                                         DECEMBER 31,
                                       -----------------      PRO FORMA
                                        1994      1995    MARCH 31, 1996(2)
                                       -------  --------  -----------------
                                        (IN THOUSANDS)     (IN THOUSANDS)
BALANCE SHEET DATA:
Cash, cash equivalents and marketable
 securities..........................  $   636  $  3,712       $21,648
Working capital......................      461    (5,783)       11,632
Total assets.........................      959     7,947        27,599
Long-term obligations, net of current
 maturities..........................      195       659           986
Stockholders' equity (deficit).......   (1,283)  (15,187)       15,221

- -------
(1) Computed on the basis described in Note 2(g) of Notes to Consolidated Financial Statements.
(2) Gives effect to the conversion of all shares of the Company's Preferred Stock into an aggregate of 13,437,025 shares of Common Stock upon the closing of the Offerings. See Note 6 of Notes to Consolidated Financial Statements.

  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                  OPERATIONS

OVERVIEW

  The Company commenced operations on April 25, 1994. From inception through March 31, 1996, the Company raised gross proceeds of approximately $38,200,000 from the private sales of equity securities. The proceeds from these financings have been used to fund the Company's start-up activities, recruitment of personnel, acquisition of operating assets, and research and development and marketing activities. The number of employees and independent contractors of the Company has grown from 15 at December 31, 1994 to 240 at December 31, 1995 and 257 at March 31, 1996.

  During 1994, the Company focused on the development of its products and, accordingly, a significant percentage of its expenditures in 1994 related to research and development activities. During 1995, the Company accelerated its research and development activities by increasing the number of research and development personnel. In addition, the Company began to hire additional sales, marketing and administrative personnel.

  In the first quarter of 1995, the Company began to generate service revenues through development and consulting contracts. In the third quarter of 1995, the Company began recording product revenue for its Web server products. In the fourth quarter of 1995, the Company introduced Merchant Solution, a "front office" commerce solution for merchants.

  In March 1996, the Company announced two products, OM-Transact and OM-Axcess, which it believes will generate a significant portion of its 1996 product revenues. The Company also believes that the type of development and consulting services that it has performed to date will decline as a percentage of total revenues, as the Company focuses on product sales and related services in 1996 and in future years.

  Revenues from software license agreements are recognized upon shipment of the software if there are no significant post-delivery obligations, and payment is due within one year. If an acceptance period is required, revenues are recognized upon customer acceptance. The Company enters into reseller arrangements for certain products that typically provide for sublicense fees payable to the Company based on a percentage of the Company's list price. Sublicense fees are recognized on aper-unit basis as reported to the Company by its licensees. Revenues for post contract customer support are recognized ratably over the term of the support period, which is typically one year. Revenues from development and consulting services are recognized upon customer acceptance or the period in which services are provided if customer acceptance is not required and the revenues are fixed and determinable.

  The Company has a limited operating history. The Company's ability to successfully market its existing products and to develop and market new products must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets which are subject to rapid technological change. To address these risks, the Company must, among other things, respond to competitive developments, continue to attract, retain and motivate qualified persons, and continue to upgrade its technologies and commercialize products and services incorporating such technologies. There can be no assurance that the Company will be successful in addressing such risks.

RESULTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 1996 AND MARCH 31, 1995

 REVENUES

  Total revenues were approximately $2,675,000 for the three months ended March 31, 1996, a significant increase from approximately $88,000 for the three months ended March 31, 1995. One customer accounted for approximately 75% of total revenues for the three months ended March 31, 1996 and two other customers accounted for 71% and 29%, respectively, of total revenues for the three months ended March 31, 1995.

  Product revenues were approximately $2,248,000 or 84% of total revenues for the three months ended March 31, 1996. Product revenues consist primarily of an initial $2 million license fee received from a reseller in August 1995 for the right to sublicense the Company's Web server products and, to a lesser extent, the sale of the Company's Web server and Merchant Solution products to end users. Although product revenues from its Web server products represent a majority of the product revenues for the three months ended March 31, 1996, revenues from these products are not expected to represent a significant percentage of the Company's product revenues in 1997 and beyond. While the Company did not recognize any revenue on its OM-Transact and OM-Axcess products during the three months ended March 31, 1996, the Company believes that revenues from these products will represent a significant percentage of total product revenues in 1996. In addition, the Company believes that product revenues as a percentage of total revenues will fluctuate on a quarterly basis and will generally be less as a percentage of total revenues than for the three months ended March 31, 1996.

  Service revenues were approximately $427,000 or 16% of total revenues for the three months ended March 31, 1996, a significant increase from approximately $88,000 for the three months ended March 31, 1995. Service revenues relate to (i) development, consulting and other services performed for certain customers to assist them in their development of services and products for the Internet and (ii) customer support services, which include post contract customer support, installation, training and other services related to product sales. The Company expects that total service revenues as a percentage of total revenues will fluctuate on a quarterly basis, due in part to the timing of significant development contracts, and will generally be more as a percentage of total revenue than for the three months ended March 31, 1996.

 COST OF REVENUES

  Cost of product revenues for the three months ended March 31, 1996 consisted primarily of the costs to distribute the products, including the cost of media on which they are delivered. If, in the future, the Company incorporates in its products additional technology licensed from third parties, the Company believes that cost of product revenues may increase as a percentage of the related product revenues due to increased costs related to such licensed technology. Cost of service revenues consists primarily of personnel and related costs incurred in providing development, consulting and other services to customers. Cost of service revenues increased to approximately $297,000 for the three months ended March 31, 1996 from approximately $58,000 for the three months ended March 31, 1995.

  Gross profits may fluctuate based on the mix of distribution channels used by the Company, the mix of products sold, the mix of product revenues versus service revenues and the mix of international versus domestic revenues. The Company expects to realize higher gross profits on direct product sales than on product sales through indirect channels and higher gross profits on product revenues than on services revenues. In addition, gross profits vary by product and are generally higher on international product sales as compared to domestic product sales. Due to its limited operating history, the Company cannot accurately predict the mix of future product and service revenues.

 OPERATING EXPENSES

  Research and development expenses consist primarily of the cost of research and development personnel and independent contractors, certain purchased technology, as well as equipment and facilities costs related to such activities. These expenses increased to approximately $3,701,000 for the three months ended March 31, 1996 from approximately $522,000 for the three months ended March 31, 1995. The substantial increase in these expenses for the three months ended March 31, 1996 was primarily attributable to the hiring of additional software engineers and consultants to develop and enhance the Company's products as well as increased equipment and facilities-related costs. Qualifying capitalizable software development costs were immaterial in both periods, and accordingly, the Company has charged all such expenses to research and development in the period incurred. The Company believes that significant investments in research and development are required to remain competitive in the software industry. As a result, the Company intends to increase the amounts of its research and development expenditures in the future. Certain research and development expenditures are incurred substantially in advance of the related revenue and in some cases do not generate revenue.

  Selling and marketing expenses consist primarily of the cost of sales and marketing personnel and consultants, as well as the costs associated with marketing programs and literature. These expenses increased to approximately $4,119,000 for the three months ended March 31, 1996 from approximately $317,000 in the three months ended March 31, 1995. The substantial increase in these expenses for the three months ended March 31, 1996 was primarily attributable to the expansion of the Company's sales and marketing organization through an increase in the number of sales and marketing personnel and, to a lesser extent, preparation and distribution of new product sales literature and an increase in promotional and advertising expenses. The Company intends to increase selling and marketing expenditures in future periods.

  General and administrative expenses consist primarily of the cost of finance, management and administrative personnel, as well as legal and other professional fees. These expenses increased to approximately $1,469,000 for the three months ended March 31, 1996 from approximately $195,000 for the three months ended March 31, 1995. The substantial increase for the three months ended March 31, 1996 was primarily attributable to the hiring of additional management and administrative personnel and to a lesser extent an increase in legal and other professional fees and the expansion of the Company's operations. The Company intends to increase general and administrative expenditures in future periods.

  Interest income represents interest earned on cash, cash equivalents and marketable securities. Interest income increased to approximately $200,000 for the three months ended March 31, 1996 from approximately $1,000 for the three months ended March 31, 1995. The increase is primarily attributable to higher average investments in cash, cash equivalents and marketable securities during the three months ended March 31, 1996. Interest expense increased to approximately $19,000 for the three months ended March 31, 1996 from approximately $9,000 for the three months ended March 31, 1995. Interest expense represents interest payable on the Company's equipment line of credit and term notes payable and an obligation under a license agreement. The increase in interest expense is primarily attributable to a higher outstanding balance under the Company's equipment line of credit and term notes payable.

  The Company had losses for tax purposes for the three months ended March 31, 1995 and 1996. Accordingly, there was no provision for income taxes in these periods.

  To date, inflation has not had a significant impact on the Company's operations.

YEAR ENDED DECEMBER 31, 1995 AND THE PERIOD FROM INCEPTION TO DECEMBER 31,
1994.

 REVENUES

  Total revenues were approximately $1,806,000 for the year ended December 31, 1995, of which approximately $1,441,000 or 80%, was attributable to development, consulting and other services performed for certain of the Company's customers to assist them in their development of services and products for the Internet. Two customers accounted for approximately 33% and 16%, respectively, of total revenues for the year ended December 31, 1995, the latter of which owned approximately 7.5% of the Company's outstanding stock as of March 31, 1996. See "Certain Transactions". Product revenues in the year ended December 31, 1995 accounted for approximately 20% of total revenues and principally relate to the sale of the Company's Web server products which were developed primarily to serve as platforms for the Company's subsequent product offerings of its new transaction management and access systems, OM-Transact and OM-Axcess.

 COST OF REVENUES

  Cost of product revenues in the year ended December 31,1995 consisted primarily of the costs to distribute the product, including the cost of media on which it is delivered. If, in the future, the Company incorporates in its products more technology licensed from third parties, the Company believes that cost of product revenues may increase as a percentage of the related product revenues due to increased costs related to such licensed technology. Cost of service revenues consists primarily of personnel and related costs incurred in providing development, consulting and other services to customers.

 OPERATING EXPENSES

  Research and development expenses consist primarily of the cost of research and development personnel and independent contractors, certain purchased technology, as well as equipment and facilities costs related to such activities. The substantial increase in these expenses in 1995 was primarily attributable to the hiring of additional software engineers and consultants to develop and enhance the Company's products as well as increased equipment- and facilities-related costs. Qualifying capitalizable software development costs were immaterial in both periods, and accordingly, the Company has charged all such expenses to research and development in the period incurred.

  Selling and marketing expenses consist primarily of the cost of sales and marketing personnel and consultants, as well as the costs associated with marketing programs and literature. The substantial increase in these expenses in 1995 was primarily attributable to the increase in the number of sales and marketing personnel, preparation and distribution of new product sales literature and increase in promotional and advertising expenses.

  General and administrative expenses consist primarily of the cost of finance, management and administrative personnel, as well as legal and other professional fees. The increase in 1995 primarily resulted from the hiring of additional management and administrative personnel and to a lesser extent an increase in legal and other professional fees as well as the expansion of the Company's operations.

  Interest income represents interest earned on cash and cash equivalents. The increase in interest income is primarily attributable to higher average investments in cash and cash equivalents during the year ended December 31, 1995. Interest expense in the year ended December 31, 1995 represents interest payable on the Company's equipment line of credit and term note payable and an obligation under a license agreement.

  The Company had losses for tax purposes for the period from inception to December 31, 1994 and for the year ended December 31, 1995. Accordingly, there was no provision for income taxes in these periods.

 LIQUIDITY AND CAPITAL RESOURCES

  At March 31, 1996, the Company had approximately $21,648,000 in cash, cash equivalents and marketable securities. The Company has funded its operations through the private sales of equity securities, borrowings under its equipment line of credit and term notes payable and deferred revenue (which consists of customer prepayments). Since inception, the Company has raised gross proceeds of approximately $38,200,000 from the private sale of equity securities, including $26,950,000 in the three months ended March 31, 1996.

  The Company had a capital equipment line of credit under which it could borrow up to $1,500,000. On October 31, 1995 and March 29, 1996, $850,000 and
$635,000 borrowed under this line of credit was converted into 36-month and 33-month term notes payable, respectively. Borrowings under the term notes payable bear interest at prime (8.5% at December 31, 1995) plus 1.5% and are secured by substantially all assets of the Company. In addition, the Company is required to comply with certain restrictive covenants which include among other items, minimum levels of tangible net worth and a $2,500,000 minimum cash balance. The Company was in compliance with these covenants at March 31, 1996.

  The Company's operating activities utilized cash and cash equivalents of approximately $843,000, $4,060,000, $1,116,000 and $6,224,000 for the period from inception to December 31, 1994, for the year ended December 31, 1995 and for the three months ended March 31, 1995 and 1996, respectively. Deferred revenues, which provided approximately $5,906,000 of cash for operating activities from inception through March 31, 1996, represent cash received from customers for product and service revenues in advance of revenue recognition by the Company. Deferred revenues will fluctuate based upon the timing of cash receipts relative to the recognition of product and service revenues. There can be no assurance that certain deferred revenues will be recognized as revenues in future periods and that the Company will not be required to refund certain cash payments received from its customers.

  The Company's investing activities used cash and cash equivalents of approximately $338,000, $2,967,000, $400,000 and $5,438,000 for the period from inception to December 31, 1994, the year ended December 31, 1995 and the three months ended March 31, 1995 and 1996, respectively. The principal uses have been to fund investment in marketable securities, the purchase of property and equipment and a $1,500,000 loan to a founder of the Company. See
Note 8 of Notes to Consolidated Financial Statements.

  The Company's financing activities provided cash and cash equivalents of approximately $1,817,000, $10,103,000, $1,318,000 and $26,632,000 for the
period from inception to December 31, 1994, the year ended December 31, 1995 and the three months ended March 31, 1995 and 1996, respectively, primarily from the private sales of equity securities and borrowings under its equipment line of credit and term notes payable.

  Capital expenditures were approximately $3,933,000 from inception through March 31, 1996. The Company has no material commitments other than obligations under the term notes payable and operating leases. The Company estimates that capital expenditures in 1996 will be approximately $4,000,000 to $5,000,000.

  At December 31, 1995, the Company had net operating loss carryforwards for federal and state income tax purposes of approximately $13,588,000. These losses are available to reduce federal and state taxable income, if any, in future years. These losses are subject to review and possible adjustment by the Internal Revenue Service and may be limited in the event of certain cumulative changes in ownership interests of significant shareholders over a three-year period in excess of 50%. The Company believes that it has experienced a change in ownership in excess of 50% and that it may experience an additional change in ownership in excess of 50% upon completion of the Offerings.

The Company does not believe that these changes in ownership will significantly impact the Company's ability to utilize its net operating loss carryforwards. It is the Company's objective to become a profitable enterprise and to realize the benefits of its deferred tax assets. However, in evaluating the realizability of these deferred tax assets, management has considered the Company's short operating history, the volatility of the market in which it competes, the operating losses incurred to date and the operating losses anticipated for the foreseeable future, and believes that given the significance of this evidence a full valuation reserve against its deferred tax assets is required as of December 31, 1994 and 1995 and March 31, 1996.


  The Company believes that its existing capital resources are adequate to meet its cash requirements for at least the next 12 months. There can be no assurance, however, that changes in the Company's plans or other events affecting the Company's operations will not result in accelerated or unexpected expenditures.

QUARTERLY RESULTS

  The following table sets forth certain unaudited quarterly financial data for each of the five most recent quarters in the period ended March 31, 1996. In the opinion of management, the unaudited quarterly information has been prepared on the same basis as the audited Consolidated Financial Statements and includes all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the information for the periods presented. The quarterly information should be read in conjunction with the audited Consolidated Financial Statements and Notes thereto included elsewhere in this Prospectus. The quarterly operating results are not necessarily indicative of results of operations for any future period.

                                               THREE MONTHS ENDED
                                  ------------------------------------------------
                                  MAR. 31,  JUNE 30,  SEPT. 30, DEC. 31,  MAR. 31,
                                    1995      1995      1995      1995      1996
                                  --------  --------  --------- --------  --------
                                                 (IN THOUSANDS)
Revenues:
  Product revenues............... $   --    $   --     $    33  $   332   $ 2,248
  Service revenues...............      88       173        506      674       427
                                  -------   -------    -------  -------   -------
    Total revenues...............      88       173        539    1,006     2,675
                                  -------   -------    -------  -------   -------
Cost of Revenues:
  Product revenues...............     --        --           4       40       137
  Service revenues...............      58       121        328      462       297
                                  -------   -------    -------  -------   -------
    Total cost of revenues.......      58       121        332      502       434
                                  -------   -------    -------  -------   -------
    Gross profit.................      30        52        207      504     2,241
                                  -------   -------    -------  -------   -------
Operating Expenses:
  Research and development.......     522     1,430      1,555    3,210     3,701
  Selling and marketing..........     317       739      1,007    2,454     4,119
  General and administrative.....     195       473        611    2,308     1,469
                                  -------   -------    -------  -------   -------
    Total operating expenses.....   1,034     2,642      3,173    7,972     9,289
                                  -------   -------    -------  -------   -------
    Loss from operations.........  (1,004)   (2,590)    (2,966)  (7,468)   (7,048)
                                  -------   -------    -------  -------   -------
Interest income..................       1        77         90       74       200
Interest expense.................      (9)      (27)       (29)     (21)      (19)
                                  -------   -------    -------  -------   -------
    Net loss..................... $(1,012)  $(2,540)   $(2,905) $(7,415)  $(6,867)
                                  =======   =======    =======  =======   =======

 QUARTERLY INFORMATION

  Product revenues commenced in the third quarter of 1995 upon the introduction of the Company's Web server products, and increased in the fourth quarter of 1995 due to an increase in unit shipments of these products, along with the introduction of Merchant Solution. The increase in product revenues in the first quarter of 1996 primarily relates to an initial $2 million license fee received from a reseller in August 1995 for the right to sublicense the Company's Web server products and, to a lesser extent, the sale of the Company's Web server and Merchant Solution products to end users. Service revenues increased in each of the four quarters of 1995, primarily from development agreements with the Company's customers and, to a lesser extent, customer support and maintenance contracts and hosting programs for certain customer applications. The decrease in service revenues in the first quarter of 1996 primarily relates to the timing of the completion of certain development contracts. The Company believes that product revenues as a percentage of total revenues will fluctuate on a quarterly basis and will generally be less as a percentage of total revenues than for the three months ended March 31, 1996. In addition, the Company expects that total service revenues as a percentage of total revenues will fluctuate on a quarterly basis, due in part to the timing of significant development contracts, and will generally be more as a percentage of total revenues than for the three months ended March 31, 1996.

  The Company has increased operating expenses in each of the quarters as a result of the expansion of the Company's research and development activities, marketing activities, and the management team. The Company expects to continue to make significant investments in its infrastructure and internal operations over at least the next several years in anticipation of future growth.

  The Company's quarterly operating results have fluctuated and will continue to fluctuate from period to period. See "Risk Factors-Potential Fluctuations in Quarterly Results".

                                   BUSINESS

  Open Market, Inc. ("Open Market" or the "Company") develops, markets, licenses and supports high performance software products that allow its customers to engage in business-to-consumer and business-to-business electronic commerce on the Internet and to deploy Internet-based business applications within an enterprise ("Intranet"). Open Market's innovative technology enables the separation of the management of business transactions from the management of content, thereby allowing companies to securely and centrally manage business transactions using content located on multiple distributed Web servers. The Company's products permit functions such as order taking, authorization, payment processing, security and customer service to be performed centrally by a "back office" transaction management system, allowing merchants and other content providers to focus on management of the "front office" content at their distributed Web sites.

INDUSTRY BACKGROUND

  The Internet was used historically by academic institutions and government agencies to exchange information and send and receive electronic mail. A number of factors, including the proliferation of communication-enabled personal computers, the availability of intuitive, graphical software ("browsers") and an increasingly robust network infrastructure, has allowed widespread access to the Internet and has increased the use of the World Wide Web ("Web"). The Web allows a broad range of users to easily access information on the Internet and interact with individuals or organizations offering textual, graphical and other information. International Data Corporation has estimated that the number of individuals worldwide with access to the Internet will reach approximately 200 million by the end of 1999, of which 125 million are expected to be accessing the Web. In addition, Zona Research Inc. estimates that the combined Internet and Intranet software market will increase from $342 million in 1995 to $3.3 billion in 1998.

  With an increasing number of Web users both in the United States and internationally, the Web has emerged as a new mass communications medium. The reduced cost required to publish content on the Web, relative to traditional publishing methods, has led to an explosion of Web-based content, including online magazines, news feeds and games, as well as an abundance of product, educational, entertainment and political information. The emergence of the Web also has created major opportunities for companies to promote, market and distribute their products and services in a targeted, interactive and multimedia environment.

  The Company believes that the next major phase of Internet growth will be driven by the emergence of commerce and other interactive business applications of the Web. With the right software, the same general purpose, worldwide network that has been used to display content and to manage communications and e-mail can also be harnessed to manage electronic commerce transactions conducted on the Internet as well as Intranet applications within an enterprise.

  In business-to-consumer electronic commerce, businesses can directly reach a worldwide customer base with little incremental distribution cost through the creation and management of Internet "stores". In addition, businesses are beginning to take advantage of the fact that other businesses with which they need to interact, including customers, suppliers and distributors, are increasingly using the Internet. Traditionally, many large companies have built private networks to communicate with their largest customers, suppliers and distributors. Today, the Internet's worldwide accessibility can make Internet-based data communications cost effective and available to organizations of all sizes.

  The Internet protocols that are being used between companies and individuals and between businesses can also serve as the basis for internal systems that facilitate communications and information flow within an enterprise. These systems that are contained within the "walls" of an organization have become popularly known as Intranet systems. Over the past 12 to 18 months many companies have developed and installed a large number of internal Web sites, which in many cases are in geographically diverse locations. To date, the primary application for these systems has been the publication of information for viewing by employees. Examples of published information are internal jobs listings, personnel handbooks, company directories, department charters and product descriptions.

  Although the advantages of the Internet are compelling, the growth of electronic commerce applications has been limited to date, primarily because Internet software capable of effectively and securely managing business transactions has not been available. As electronic commerce and other applications of the Web and Web technologies evolve, the Company believes that businesses increasingly will require software solutions that have the following features: central management of shared services; multi-faceted security; controlled and selective access; high performance and scalability; and openness and flexibility.

  Electronic commerce applications to date have combined the management of content and the management of "back office" functions, such as credit card processing, customer profiling and legacy applications interfacing, on a single server. This approach has limited the ability of current applications to provide robust, highly secure, scalable and flexible systems, thereby inhibiting the growth of electronic commerce on the Internet. For example, for a company that desires to process multiple orders for products whose information is located on multiple servers, current transaction management solutions generally require the company to replicate the complete transaction management system on each server.

  The Company believes that current solutions to the problem of controlled access suffer from the same constraints. To offer business applications on the Internet, a company must be able to provide selective and controlled access to the information available on its internal and external Web servers. For example, a company may want each of its business partners to have access to pricing and product information on only specific products. Current solutions to this problem of controlled access are effective if the company maintains all of its product and pricing information on a single server, but impose constraints when information is distributed on multiple servers, as is increasingly the case. In the multiple server scenario, each information server must have its own authentication and access management module. Moreover, whenever the company alters the information, it may need to adjust the authentication and access module on each server.

THE OPEN MARKET SOLUTION

  Open Market has developed a comprehensive, integrated set of products and services specifically designed to enable the management of both Internet business transactions and Intranet applications. Open Market's solution combines the advantages of distributed Web servers deployed throughout a company and across the Internet with the ability to centrally manage business transactions and Intranet applications from secure, centrally managed sites.

  The Company's technology enables customers to link the content on distributed Web servers to the servers that manage either transactions or access to content. Once the content on the Web servers is linked, common services can be delivered by transaction and access management systems such as the Company's OM-Transact and OM-Axcess products. OM-Transact is a "back office" transaction management system whose functions include order processing, authorization, payment processing, security and customer service. OM-Axcess is server software designed to support a company's internal Web applications by centrally managing the authentication and authorization of end users seeking access to the system.

  OM-SecureLink is the Company's enabling technology for linking content to servers. It has been designed to work with standard Web protocols so that it operates with most leading Web servers, including those from the Company, Novell, Netscape and Microsoft, and Web browsers, including those from Netscape, Microsoft and Spyglass, Inc.

  To take advantage of centrally provided services through OM-SecureLink, the content on a Web server needs to be OM-SecureLink enabled, that is, linked to transaction management and access management servers. Open Market has developed software tools and components as part of OM-SecureLink which allow customers to so enable their content. In addition, companies that develop authoring tools and software tools for content management can integrate OM-SecureLink into their products.



                      OPEN MARKET TECHNOLOGY ARCHITECTURE

[IMAGE DEPICTS THE MANNER IN WHICH DISTRIBUTED WEB CONTENT IS LINKED TO OM-TRANSACT (COMMERCIAL TRANSACTION MANAGEMENT) AND OM-AXCESS (CENTRALIZED ACCESS MANAGEMENT) MAKING USE OF OM-SECURELINK SERVICES]




  Open Market has relationships with leading content tool providers to support OM-SecureLink, including Bluestone and SAQQARA Systems, Inc. In addition, Open Market has developed Merchant Solution, its own "front office" development tool, which incorporates OM-SecureLink. The Company believes that making OM-SecureLink technology broadly available for use with Web servers and content creation tools provides an opportunity to make OM-SecureLink and the Open Market architecture an industry standard for managing business transactions on the Internet.

STRATEGY

  The Company's objective is to be a leading supplier of comprehensive, integrated, high performance software products to enable businesses to manage Internet business transactions and Intranet applications. To achieve this objective, the Company is pursuing the following strategies:

  Focus on Providing Internet Software for Business. Open Market is focused on providing software to enable Internet-based commerce and Intranet applications. The Company believes that the business software segment has high growth potential and includes products that are technologically complex and high value-added. Furthermore, business customers value and are willing to pay for functionality, reliability and performance.

  Promote OM-SecureLink as an Industry Standard. The Company believes OM-SecureLink is a key element in building reliable business applications on the Internet. The Company's strategy is to encourage software and systems companies to support it as part of their product line. To accelerate the adoption of OM-SecureLink, the Company has entered into and is continuing to pursue joint marketing and development agreements with leading software and systems companies to integrate and bundle OM-SecureLink with their products.

  Support Open Systems. The Company recognizes that its customers have invested in many different servers, browsers and hardware platforms and rely on existing security and payment protocols. The Company is committed to open systems and intends to proactively support the development and evolution of open standards. This strategy will allow the Company to shorten its product time to market and accelerate and broaden market acceptance of its products.

  Provide Enhanced Security. Providing for transaction and content security is a key aspect of the Company's product strategy. The Company offers a multi-level security architecture, which currently addresses encryption, containment and workstation compromise, and which will address insider fraud, thereby allowing its customers to select the appropriate levels of security for their applications. The Company believes that this comprehensive approach to security, which extends beyond protecting the privacy of point-to-point communications, is a key differentiator for its Internet business software. The Company intends to continue its focus on developing or enhancing its technology to provide a robust, highly secure operating environment.

  Continue to Develop Technology and Marketing Relationships. The Company has entered into and intends to continue to develop strategic technology and marketing relationships in order to accelerate the acceptance of its architecture and products as the key building blocks for managing business transactions on the Internet. Through its relationships, the Company believes that software and hardware providers, suppliers of value-added networks, Internet service providers, financial institutions and credit card processors will offer products and services that support and complement Open Market's products.

  Implement Comprehensive Distribution Strategy. The Company has a worldwide distribution strategy which relies on both direct and indirect channels. It plans to expand its direct sales, support and service organization to focus on large accounts and service providers. To broaden its presence in additional markets, the Company intends to expand its indirect distribution channels by establishing relationships with systems integrators, distributors, OEMs and independent software vendors.

PRODUCTS

  Open Market has developed the following comprehensive, integrated family of software products that are the core building blocks of its Internet solution:

          PRODUCT                AVAILABILITY                 CURRENT LIST PRICE
          -------             -------------------             ------------------
     OM-Transact              May 1996(1)                     Starts at $250,000(2)
     OM-Axcess                May 1996(1)                     Starts at $ 35,000(2)
     OM-Express               July 1996(1)                              $     30(2)
     Merchant Solution        Currently available                       $ 19,995
     Secure WebServer         Currently available                       $  1,495
     WebReporter              Currently available                       $    495

- --------
(1) These products are expected to be generally available for customer delivery during the months indicated.
(2) Anticipated list price at the time of general availability.

 OM-TRANSACT

  OM-Transact is a "back office" transaction management system which provides order processing, authorization, payment processing, security and customer service functionality. It is based on an innovative distributed architecture that separates content from shared services (i.e., "front office" activities from "back office" operations). OM-Transact, as a centrally managed system, can be securely linked to multiple content servers using the Company's OM-SecureLink technology.




                           OM-TRANSACT ARCHITECTURE

 [ Images depicts the specific features of OM-Transact, including security, authorization payment processing, on-line customer service, record keeping and order management and how OM-Transact can be linked through OM-SecureLink to distrubuted Web content]


  OM-Transact is modular and based on an open architecture. The product's modularity allows a customer to adapt its transaction management system to include optional functionality, such as sales tax, international tax, and shipping charge calculations, by simply appending new modules to the system. Each new module becomes a shared service available to the customer's existing content servers. Based on its open architecture, OM-Transact supports leading HTTP browsers (i.e., those from Netscape, Microsoft and Spyglass), including those that support security protocols SSL, S-HTTP or PCT. OM-Transact supports multiple security and authentication schemes for privacy and content security. With respect to payment schemes, OM-Transact currently supports credit card technology and provides on-line credit card processing by linking to financial networks of major credit card companies. The Company expects to enhance OM-Transact to support other payment methods, such as digital cash schemes and financial electronic data interchange ("EDI"), as they become widely used in the marketplace. OM-Transact is also capable of maintaining accurate, real-time order reports and audit trails providing customers with the ability to gather key consumer, business and market information on-line.

  The Company offers OM-Transact as a comprehensive "back office" solution to service providers and corporations that want to develop a reliable, high performance, scalable electronic commerce solution on the Internet. The expected list price for OM-Transact is $250,000, plus an additional $3,000 per merchant, subject to volume discounts, for service providers supporting multiple merchants. The Company has installed an early release version of OM-Transact at several companies, including Time Inc. New Media and Tribune Company.

 OM-AXCESS

  By centrally managing the authentication and authorization of end users, OM-Axcess facilitates the management of Web-based information and the management of access to proprietary corporate data distributed across an Intranet. OM-Axcess provides digital "access tickets" to each user for access to the content on each Web server that the user is authorized to see. Together with OM-SecureLink, OM-Axcess supports most leading Web servers, including those from the Company, Novell, Netscape and Microsoft, provides comprehensive tracking of user requests and supplies detailed management reports. In addition, OM-Axcess enables software developers and systems integrators to integrate Web-based applications with existing systems through an application programming interface (API).

  Using OM-Axcess with other Open Market products, a company can expand the applications that it can deploy on an Intranet from simple publishing applications, where everyone has access to all of the information on the Web servers, to interactive business applications where access to information is controlled and selective. For example, the personnel department, in addition to publishing benefits data, can furnish employees with access to their individual pension plan data while preventing other employees from accessing that data.




                            OM-AXCESS ARCHITECTURE

[IMAGE DEPICTS THE USER AUTHENTICATION AND ACCESS AUTHORIZATION FEATURES OF OM-AXCESS AND HOW OM-AXCESS CAN BE LINKED THROUGH OM-SECURELINK WITH DISTRIBUTED CORPORATE DATA AND APPLICATIONS]

  OM-Axcess can be used for applications such as document management, development of personalized content and centralized management of distributed multi-vendor content. Companies currently using the "beta" version of OM-Axcess include Digital Equipment Corporation, The Vanguard Group, Inc., Hewlett-Packard, Bloomberg Financial Markets and Interleaf.

 OM-EXPRESS

  OM-Express is a desktop software product designed to work with leading Web browsers and Web servers. The product is designed to allow users to download selected Internet content to their local personal computers during off-peak hours for later viewing and use. This product enables a user to schedule the downloading (and subsequent updating) of a lengthy document or publication at a time when Internet rates and traffic are lower and to view it on the user's personal computer when convenient. In April 1996, the Company made a "beta" version of OM-Express available at no cost via the Internet for evaluation purposes and announced an arrangement with CompuServe Incorporated and Time Inc. New Media for the license and distribution of OM-Express to their Internet service subscribers.


 MERCHANT SOLUTION

  Merchant Solution provides the "front office" Web site software tools for establishing a business on the Web. It consists of the Company's StoreBuilder, an easy-to-use Windows-based application that allows merchants to develop on-line stores, and OM-SecureLink software for linking the store to a "back office" OM-Transact system. The product also includes a high performance Open Market Secure WebServer and WebReporter. The current list price for Merchant Solution including one year of "back office" support is $19,995. Organizations using Merchant Solution include Patriot's Trail Girl Scout Council, Newbury Comics, Inc. and White Pine Software, Inc.

 SECURE WEBSERVERS AND WEBREPORTER

  Open Market has developed a reliable, high performance and secure Web server. The Open Market Secure WebServer is scalable and multi-threaded and is designed to handle a large number of connections simultaneously. The server supports S-HTTP, SSL and PCT security protocols. The server also offers access control, logging and reporting capabilities and provides a foundation for integrated, distributed solutions.

  The Open Market WebReporter enables businesses to generate customized end-user access and browsing pattern reports. It is included with the Open Market Secure WebServer and is compatible with other leading Web servers.

RESEARCH AND DEVELOPMENT

  To keep pace with technological developments in the marketplace and address the increasingly sophisticated needs of its customers, the Company intends to expand its existing product offerings and introduce new application products for the Internet-based electronic commerce and enterprise markets. The Company's customers and Resellers provide significant product feedback that is channeled into product development and innovation. While the Company expects that certain of its new products will be developed internally, the Company may, based on timing and cost considerations, expand its product offerings through acquisitions. In addition, the Company has relied and will continue to rely on external relationships and development resources for development of certain of its products and components thereof. Some of the Company's current technology partners include Bluestone, FTP Software, Interleaf, Caro-Kann Corporation, TAXWARE International, Premenos Corp. and RSA Data Security, Inc.

  As of March 31, 1996, the Company had 112 employees and independent contractors devoted to research and development and expects to add to that number during 1996. The Company's research and development expenses amounted to approximately $840,000, $6,716,000, $522,000, and $3,700,000 in the period from inception to December 31, 1994, for the year ended December 31, 1995 and for the three months ended March 31, 1995 and 1996, respectively.

CUSTOMER SERVICES AND SUPPORT

  The Company believes that its comprehensive customer service, support and education programs are critical to the successful development and marketing of its Internet-based business solutions. These programs strengthen relationships with leading customers in target markets.

  The Company offers the following two types of services:

  Support and Maintenance

    Basic Service -            Includes software updates and discounts on
                               Educational Services and software up-
                               grades, unlimited toll-free telephone and e-mail support from 8 a.m. to 8 p.m. EST on business days and a Technical Services newsletter subscription.

    Premier Service -          Includes all Basic Service entitlements
                               plus an additional discount on Educational
                               Services and unlimited toll-free telephone and e-mail support 24 hours per day, 7 days per week.

Depending on the type of support and maintenance service selected, annual fees range from 20% to 30% of product list price. For a service provider using OM-Transact to provide "back office" support to its merchant customers, the Company offers support services for $1,000 per year per supported merchant.

  Education and Training

    Educational Services -     3 to 4 day sessions at prices ranging from
                               $1,000 to $2,000 per session.

    Start Up Services -        One-time set up charge based on product;
                               additional monthly fees based on customer options.

    Consulting Services -      Consultants and senior consultants at
                               prices ranging from $125 to $175 per hour;
                               custom solution packages are also avail-able.

DISTRIBUTION AND CUSTOMERS

  The Company's objective is to achieve broad market penetration by employing multiple distribution channels, including direct sales, OEMs, systems integrators, independent software vendors and VARs.

  The Company's direct sales force focuses on two primary markets. For electronic commerce, the direct sales force works with large network service providers, including large telecommunications companies, Internet service providers, and financial service providers, that will develop transaction management services for their customers. Sales to these customers are complex and require technical support and project management which are coordinated by a direct sales account manager and an assigned project manager. In addition, the direct sales force focuses on large retailers, manufacturers (Fortune
1000) and distributors. At March 31, 1996, the Company's sales force included 35 employees in North America, Europe and Australia.

  The Company's customers include:

    Banc One                                   Parade Net, Inc.
    Bloomberg Financial Markets                Time Inc. New Media
    Conde Net, Inc.                            Toronto Dominion
    First Union National Bank                  Tribune Company
    Hewlett-Packard                            Unipalm PIPEX
    networkMCI, Inc.                           ZD Net

  The Company has entered into agreements to market its products with several Resellers, including Novell, Digital Equipment, Hewlett-Packard, Interleaf and Stratus Computer. In the Novell agreement, Novell has agreed to license the Company's OM-SecureLink technology with the intent of integrating the technology into Novell's commerce Web server. The Company has entered into an agreement with CSC Consulting, Inc., a systems integrator, to work with its customers to design, install and customize large electronic commerce and Intranet solutions. The Company expects to pursue relationships with additional systems integrators. The Company offers training programs designed to educate systems integrators concerning the Open Market architecture, and the Company has, and will continue to develop, tools that allow these integrators to work effectively with Open Market software.

COMPETITION

  The market for Internet-based software and services is new, intensely competitive, rapidly evolving and subject to rapid technological change. The Company expects competition to increase in the future. The Company's electronic commerce products compete with solutions from custom designers and products from Netscape, Microsoft, Oracle, BroadVision and CONNECT. For Intranet applications the Company competes with Netscape, Microsoft, and Oracle. Many of the Company's current and potential competitors have longer operating histories, greater name recognition, larger installed customer bases and significantly greater financial, technical and marketing resources than those of Company. Such competition could materially adversely affect the Company's business, operating results or financial condition.

  Competitive factors in the Internet-based software and services market include core technology, breadth of product features, product quality, marketing and distribution resources, customer service and support and price. The market and competition are still new and rapidly evolving, and there can be no assurance that the Company will be able to compete successfully against current or future competitors, or that this competition will not materially adversely affect the Company's business, operating results or financial condition.

PROPRIETARY TECHNOLOGY

  The Company relies on trademark, copyright, patent and trade secret laws, employee and third-party non-disclosure agreements and other methods to protect its proprietary rights. The Company currently has five patent applications pending in the United States relating to the Company's product architecture and technology. While the Company believes that the pending patent applications relate to patentable inventions, there can be no assurance that any pending or future patent applications will be granted or that any patent relied upon by the Company in the future will not be challenged, invalidated or circumvented or that the rights granted thereunder or under licensing agreements will provide competitive advantages to the Company. The Company believes that, due to the rapid pace of technological innovation for Internet products, the Company's ability to establish and maintain a position of technology leadership in the industry is dependent more on the skills of its development personnel than upon the legal protections afforded its existing technology.

  The Company's success is dependent in part upon its proprietary software technology. There can be no assurance that its agreements with employees, consultants and others who participate in the development of its software will not be breached, that the Company will have adequate remedies for any breach, or that the Company's trade secrets will not otherwise become known to or independently developed by competitors. Furthermore, there can be no assurance that the Company's efforts to protect its proprietary technology will not fail to prevent the development and design by others of products or technology similar to or competitive with those developed by the Company.

  The Company is not aware that it is infringing any patent or violating any other proprietary rights of any third party relating to the Company or the Company's products. However, the computer software market is characterized by frequent and substantial intellectual property litigation. Intellectual property litigation is complex and expensive, and the outcome of such litigation is difficult to predict.

  The Company's success will depend in part on its continued ability to obtain and use licensed technology that is important to the functionality of its products. An inability to continue to procure or use such technology would likely have a material adverse effect on the Company's business, operating results or financial condition.

EMPLOYEES

  As of March 31, 1996 the Company had 257 employees and independent contractors. Of the total employees and independent contractors, 112 were in engineering, 76 in sales and marketing, 46 in support and operations, and 23 in finance and administration. The Company's future success depends in significant part upon the continued service of its key technical and senior management personnel and its continuing ability to attract and retain highly qualified technical and managerial personnel. Competition for highly qualified personnel is intense and there can be no assurance that the Company will be able to retain its key managerial and technical employees or that it will be able to attract and retain additional highly qualified technical and managerial personnel in the future. None of the Company's employees is represented by a labor union. The Company has not experienced any work stoppages and considers its relations with its employees to be good.

FACILITIES

  Open Market's principal offices are located in Cambridge, Massachusetts and consist of approximately 81,000 square feet of office space. The lease of the Cambridge facility expiresFebruary 1, 2001. The Company also leases approximately 4,700 square feet of office space in an adjacent building; this space was sublet in April 1995 to a commercial tenant for the balance of the lease term. The Company believes its existing facilities will be adequate through 1997.

  In addition, the Company leases approximately 4,900 square feet of office space in Menlo Park, California which it uses as a regional sales office and a West Coast research and development facility.

  The Company has sales offices in New Jersey, Chicago, Atlanta and Menlo Park, California in the United States, Toronto, Canada and the United Kingdom; it plans to open additional sales offices in the United States, Europe and Asia during 1996. The Company also has sales representatives in Washington, D.C., France and Australia.

                                  MANAGEMENT

EXECUTIVE OFFICERS, DIRECTORS AND KEY EMPLOYEES

  The executive officers, directors and key employees of the Company are as follows:

          NAME                  AGE                      POSITION
          ----                  ---                      --------
Gary B. Eichhorn..............   41 President and Chief Executive Officer and Director
Shikhar Ghosh.................   38 Chairman of the Board
David K. Gifford, Ph.D. ......   41 Vice Chairman and Chief Scientific Officer
Joanne C. Conrad..............   43 Vice President of Human Resources
Thomas A. Nephew..............   44 Vice President of Service and Operations
Daniel E. Ross................   42 Vice President of Sales
Regina O. Sommer..............   38 Chief Financial Officer and Secretary
Lawrence C. Stewart, Ph.D. ...   40 Chief Technology Officer
Robert C. Weinberger..........   43 Vice President of Corporate Marketing
Peter Y. Woon, Ph.D. .........   61 Vice President of Engineering
Gulrez Arshad(2)..............   49 Director
Bruce D. Judson(1)............   37 Director
William S. Kaiser(2)..........   40 Director
Eugene F. Quinn(1)............   42 Director
Ray Stata(1)..................   61 Director
Robert J. Tarr, Jr.(2)........   52 Director

- --------
(1) Member of Audit Committee.
(2) Member of Compensation Committee.

  Mr. Eichhorn joined the Company as its President and Chief Executive Officer in December 1995. He has served as a director of the Company since December 1995. From September 1991 to November 1995, Mr. Eichhorn worked at Hewlett-Packard Company, a computer company, and most recently served as General Manager of the Medical Systems Group. From 1975 to 1991, Mr Eichhorn held various sales and management positions at Digital Equipment Corporation, a computer company.

  Mr. Ghosh, a founder of the Company, has served as a director of the Company since June 1994. From June 1994 to December 1995, Mr. Ghosh served as the Company's President and Chief Executive Officer. In December 1995, Mr. Ghosh became the Chairman of the Board of Directors. From 1992 to 1994, Mr. Ghosh served as Vice President of EDS Communications Industry Group, a systems integration company, and from 1988 to 1992, Mr. Ghosh served as President and Chief Executive Officer of EDS Personal Communications Corporation, a provider of information services to the personal communications industry.

  Dr. Gifford, a founder of the Company, has served as a director of the Company since December 1993 and also served as President of the Company from December 1993 to June 1994. Dr. Gifford became the Vice Chairman of the Board of Directors in December 1995. Since July 1982, Dr. Gifford has served as Professor at the Massachusetts Institute of Technology.

  Ms. Conrad joined the Company in December 1995 as its Vice President of Human Resources. From March 1994 to December 1995, Ms. Conrad served as a principal of Conrad & Associates, a human resources consulting company. From February 1988 to February 1994, Ms. Conrad served as Director of Human Resources and Vice President of Employee Relations of Olsten Kimberly Quality Care, a healthcare services provider.

  Mr. Nephew joined the Company in August 1995 as its Vice President of Service and Operations. From March 1994 to August 1995, Mr. Nephew served as Director of Technical Services of Progress Software Corporation, a database software company, and from July 1993 to March 1994, Mr. Nephew served as Director of Information Services of Phoenix Technologies, Ltd., a software company. From 1989 to 1993, Mr. Nephew served as the Director of MIS and more recently as the Director of Customer Service of Proteon, Inc., a networking company.

  Mr. Ross joined the Company in December 1995 as its Vice President of Sales. From June 1994 to December 1995, Mr. Ross served as Vice President and General Manager of Americas of PictureTel Corporation, a manufacturer of video teleconferencing equipment. From 1978 to June 1994, Mr. Ross served in various sales positions at Digital Equipment Corporation, most recently as Director of United States PC Sales.

  Ms. Sommer joined the Company in January 1995 as its Chief Financial Officer. From July 1993 to May 1994, Ms. Sommer served as Vice President-Finance of Olsten Corporation, a temporary and home healthcare services provider, and from July 1989 to July 1993, she served as Vice President of Taxes at Lifetime Corporation, a home healthcare services provider.

  Dr. Stewart joined the Company in April 1994 as its Chief Technology Officer. From March 1984 to April 1994, Dr. Stewart held various engineering positions at Digital Equipment Corporation, most recently as a Senior Consultant Engineer.

  Mr. Weinberger joined the Company in January 1995 as Vice President of Corporate Marketing. From May 1989 to January 1995, Mr. Weinberger served as a marketing manager of Hewlett-Packard Company.

  Dr. Woon joined the Company in December 1995 as Vice President of Engineering. From July 1994 to December 1995, Dr. Woon was engaged as a founder of a telecommunications consulting company. From January 1991 to July 1994, Dr. Woon served as the Senior Vice President of Engineering at Centigram Communications Corp., a communications technology company.

  Mr. Arshad has served as a director of the Company since June 1994. Since November 1989, Mr. Arshad has served as Chairman of Nuland & Arshad, an investment management firm.

  Mr. Judson has served as a director of the Company since August 1995. Since September 1993, Mr. Judson has served as General Manager of new media activities of Time Inc. From March 1989 to September 1993, Mr. Judson served in a variety of marketing positions at Time Inc., including Director of Marketing for the magazine division of Time Inc.

  Mr. Kaiser has served as a director of the Company since June 1994. Mr. Kaiser has been employed by Greylock Management Corporation, a venture capital firm, since May 1986 and has been a general partner of Greylock Limited Partnerships since January 1988. Mr. Kaiser is a director of Avid Technology, Inc., Spyglass, Inc., Checkfree Corporation and Raptor Systems, Inc.

  Mr. Quinn has served as a director of the Company since April 1995. Since September 1994, Mr. Quinn has served as the General Manager of Tribune Interactive Network Services of Tribune Company, a publishing company. From September 1991 to September 1994, Mr. Quinn served as the General Manager, Chicago Online of Chicago Tribune Company, a newspaper publisher. Mr. Quinn is a director of Checkfree Corporation.

  Mr. Stata has served as a director of the Company since May 1996. Since 1973, Mr. Stata has served as the Chairman of the Board of Directors and Chief Executive Officer of Analog Devices, Inc., a computer company. From 1971 to 1991, Mr. Stata also served as the President of Analog Devices, Inc. Mr. Stata is a director of INSO Corp.

  Mr. Tarr has served as director of the Company since March 1996. Since 1991, Mr. Tarr has served as the President, Chief Executive Officer and Chief Operating Officer of Harcourt General, Inc., a publisher and specialty retailer. Since August 1987, Mr. Tarr has served as the President, Chief Executive Officer and Chief Operating Officer of The Neiman Marcus Group, Inc., a specialty retailer. Mr. Tarr is a director of Harcourt General, Inc. and The Neiman Marcus Group, Inc.

  Following this offering, the Board of Directors will be divided into three classes, each of whose members will serve for a staggered three-year term. The Board will consist of three Class I Directors (Messrs. Arshad, Judson and Eichhorn), three Class II Directors (Messrs. Ghosh, Kaiser and Quinn) and three Class III Directors (Dr. Gifford, Mr. Stata and Mr. Tarr). At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The terms of the Class I Directors, Class II Directors and Class III Directors expire upon the election and qualification of successor directors at the annual meeting of stockholders held during the calendar years 1997, 1998 and 1999, respectively.

  Each officer serves at the discretion of the Board of Directors. There are no family relationships among any of the directors and executive officers of the Company.

BOARD COMMITTEES

  The Board of Directors has a Compensation Committee, which makes recommendations concerning salaries and incentive compensation for employees of and consultants to the Company and administers and grants stock options pursuant to the Company's stock option plans, and an Audit Committee, which reviews the results and scope of the audit and other services provided by the Company's independent public accountants.

BOARD COMPENSATION

  All of the directors are reimbursed for expenses incurred in connection with their attendance at Board and committee meetings. Employees and founders of the Company are not entitled to cash compensation in their capacities as directors.

 1996 DIRECTOR OPTION PLAN

  The 1996 Director Option Plan (the "Director Plan") was adopted by the Board of Directors and approved by the stockholders of the Company in April 1996 and will become effective upon the closing of the Offerings. Under the terms of the Director Plan, options to purchase that number of shares of Common Stock determined by dividing $100,000 by the Option Exercise Price (as defined below) will be granted to each director of the Company who first becomes a member of the Board of Directors after the closing date of the Offerings and who is not an employee or founder of the Company or any subsidiary of the Company (an "Eligible Director"). In addition, on the date of each Annual Meeting of Stockholders of the Company commencing with the Annual Meeting of Stockholders to be held in 1997, each then current director who is not a founder or employee of the Company will be granted an option to purchase that number of shares of Common Stock determined by dividing $30,000 by the Option Exercise Price. Each option will become exercisable in 16 equal quarterly installments beginning on the date of the grant. The exercisability of these options will be accelerated upon the occurrence of a Change in Control (as defined in the Director Plan). The Option Exercise Price of options granted under the Director Plan will equal the lesser of (i) the last reported sale price per share of Common Stock thereon on the date of grant (if no such price is reported on such date, such price on the nearest preceding date on which such a price is reported) or (ii) the average of the last reported sales price per share of Common Stock as published in The Wall Street Journal for a period of ten consecutive trading days prior to such date.

  Options granted under the Director Plan are not transferrable by the optionee except by will or by the laws of descent and distribution. In the event an optionee ceases to serve as a director, each option may be exercised by the optionee for the portion then exercisable within 60 days after the optionee ceases to serve as a director; provided, however, that in the event that the optionee ceases to serve as a director due to his death or disability, then the optionee, or his or her administrator, executor or heirs may exercise the exercisable portion of the option for up to 180 days following the date the optionee ceased to serve as a director. No option is exercisable after the expiration of ten years from the date of grant.

  Federal Income Tax Consequences. Options granted under the Director Plan do not qualify as incentive stock options under the Internal Revenue Code of 1986, as amended (the "Code"). See

"Management--Executive Compensation--1994 Stock Incentive Plan" for a description of federal income tax consequences of options granted under the Director Plan.

EXECUTIVE COMPENSATION

  The following table sets forth the compensation for the year ended December 31, 1995 for the Company's Chief Executive Officer and its two executive officers whose compensation exceeded $100,000 in 1995 (collectively, the "Named Executives"):

                          SUMMARY COMPENSATION TABLE

                                                     LONG-TERM
                           ANNUAL COMPENSATION  COMPENSATION AWARDS
                           -------------------- -------------------
        NAME AND                                 SHARES UNDERLYING   ALL OTHER
   PRINCIPAL POSITION       SALARY     BONUS          OPTIONS       COMPENSATION
   ------------------      -------------------- ------------------- ------------
Gary B. Eichhorn(1)......  $  11,538 $  500,000      1,275,000         $ --
 President, Chief
 Executive Officer,
 and Director
Shikhar Ghosh(2).........    140,000        --         150,000           --
 Chairman of the Board
Robert C. Weinberger(3)..    110,769        --         300,000           --
 Vice President of
 Corporate Marketing

- --------
(1) Mr. Eichhorn joined the Company in December 1995; his annualized base salary for 1995 was $200,000. See "Employment Agreement" below regarding 1995 bonus payment.
(2) Mr. Ghosh served as the President and Chief Executive Officer of the Company until December 1995.
(3) Mr. Weinberger joined the Company in January 1995; his annualized base salary for 1995 was $120,000.

 EMPLOYMENT AGREEMENT

  The Company has an employment agreement with Mr. Eichhorn under which Mr. Eichhorn serves as the President and Chief Executive Officer of the Company. The agreement provides for (i) a signing bonus of $1,000,000; (ii) an initial annual salary of $200,000; (iii) an option to purchase 1,275,000 shares of the Company's Common Stock at an exercise price of $.25 per share; and (iv) an annual bonus in the amount of $100,000. The Company paid Mr. Eichhorn the signing bonus in two installments of $500,000 each in November 1995 and February 1996. The stock option is exercisable as follows: (i) 125,000 shares from and after December 7, 1995, (ii) 64,063 shares from and after March 7, 1996, (iii) 125,000 shares from and after December 7, 1996, (iv) 510,937 shares from and after the closing of the Offerings and (v) the remaining 450,000 shares in fifteen equal quarterly installments commencing on June 7, 1996. The option is subject to earlier exercise in certain circumstances, and up to 125,000 shares issuable upon exercise of the option are subject to repurchase by the Company under certain circumstances. The Company has the right to terminate the employment agreement with Mr. Eichhorn at any time. In the event the Company terminates Mr. Eichhorn's employment agreement other than for Cause (as defined in the employment agreement) or total and permanent disability or if Mr. Eichhorn terminates his employment agreement for Good Reason (as defined in the employment agreement), Mr. Eichhorn is entitled to receive a severance payment equal to his annual base salary in effect on the termination date plus his annual bonus for the employment year which ended immediately preceding such termination date provided, however, if Mr. Eichhorn terminates his employment agreement by reason of a Change of Control (as defined in the employment agreement) such severance payments will only be required to be made if Mr. Eichhorn terminates his employment within one year of the date on which the Change of Control occurs.

 1994 STOCK INCENTIVE PLAN

  The Company's 1994 Stock Incentive Plan (the "1994 Plan") was adopted by the Board of Directors and approved by the stockholders of the Company on June 7, 1994. The 1994 Plan provides for the grant of restricted stock awards and stock options to employees, officers and directors of, and consultants or advisers to, the Company and its subsidiaries. Under the 1994 Plan, the Company may grant options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Code ("incentive stock options"), or options not intended to qualify as incentive stock options ("nonstatutory options"). Incentive stock options may only be granted to employees of the Company. A total of 13,001,000 shares of Common Stock may be issued upon the exercise of options granted under the 1994 Plan. Unless otherwise terminated, the 1994 Plan will terminate on June 6, 2004.

  The 1994 Plan is administered by the Compensation Committee of the Board of Directors. Subject to the provisions of the 1994 Plan, the Compensation Committee has the authority to select the employees to whom options are granted and determine the terms of each option, including (i) the number of shares of Common Stock subject to the option, (ii) when the option becomes exercisable, (iii) the option exercise price, which, in the case of incentive stock options, must be at least 100% (110% in the case of incentive stock options granted to a stockholder owning in excess of 10% of the Company's Common Stock) of the fair market value of the Common Stock as of the date of grant, and (iv) the duration of the option (which, in the case of incentive stock options, may not exceed ten years or five years in the case of incentive stock options granted to stockholders owning in excess of 10% of the Company's Common Stock). The Compensation Committee may, in its sole discretion, include additional provisions in any option or award granted or made under the 1994 Plan, so long as not inconsistent with the 1994 Plan or applicable law. The Compensation Committee may also, in its sole discretion, accelerate or extend the date or dates on which all or any particular option or options granted under the 1994 Plan may be exercised.

  Payment of the option exercise price may be made in cash, shares of Common Stock, a combination of cash or stock or by any other method (including delivery of a promissory note payable on terms specified by the Compensation Committee) approved by the Compensation Committee consistent with Section 422 of the Code and Rule 16b-3 ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

  As of March 31, 1996, the Company had 257 employees and independent contractors, all of whom were eligible to participate in the 1994 Plan. The number of individuals receiving stock options varies from year to year depending on various factors, such as the number of promotions and the Company's hiring needs during the year, and thus the Company cannot now determine the number of shares of Common Stock to be awarded to any particular current executive officer, to all current executive officers as a group or to non-executive employees as a group.

  All options are nontransferable other than by will or the law of descent and distribution and, in the case of options which are not incentive stock options, pursuant to a qualified domestic relations order. Incentive stock options are exercisable during the lifetime of the option holder only while the option holder is in the employ of the Company, or within three months after termination of employment. In the event that termination is due to death or disability, or if death occurs within three months after termination, the option is exercisable for a one-year period thereafter.

  To the extent not exercised, all options granted under the 1994 Plan shall terminate immediately prior to a dissolution or liquidation of the Company. In the event of a merger of the Company, or the sale of substantially all of the assets of the Company, the Board of Directors shall have the discretion to accelerate the vesting of the options granted under the 1994 Plan.

  Federal Income Tax Consequences. No taxable income will be recognized by an optionee upon the grant or exercise of an incentive stock option (provided that the difference between the option exercise price and the fair market value of the stock on the date of exercise must be included in the optionee's "alternative minimum taxable income"), and no corresponding expense deduction will be available to the Company. Generally, if an optionee holds shares acquired upon the exercise of incentive stock options until the later of (i) two years from the grant of the option and (ii) one year from the date of transfer of the purchased shares to him or her (the "Statutory Holding Period"), any gain to the optionee upon a sale of such shares will be treated as capital gain. The gain recognized upon the sale of the stock is the difference between the option price and the sale price of the stock. The net federal income tax effect on the holder of incentive stock options is to defer, until the stock is sold, taxation of any increase in the stock's value from the time of grant to the time of exercise, and to cause all such increase to be treated as capital gain.

  If the optionee sells the shares prior to the expiration of the Statutory Holding Period, he or she will realize taxable income at ordinary income tax rates in an amount equal to the lesser of (i) the fair market value of the shares on the date of exercise less the option price, or (ii) the amount realized on the sale less the option price, and the Company will receive a corresponding business expense deduction. Any additional gain will be treated as long-term capital gain if the shares are held for more than one year prior to the sale and as short-term capital gain if the shares are held for a shorter period. If the optionee sells the stock for less than the option price, he or she will recognize a capital loss equal to the difference between the sale price and the option price. The loss will be a long-term capital loss if the shares are held for more than one year prior to the sale and a short-term capital loss if the shares are held for shorter period.

  No taxable income is recognized by the optionee upon the grant of a nonstatutory option. The optionee must recognize as ordinary income in the year in which the option is exercised the amount by which the fair market value of the purchased shares on the date of exercise exceeds the option price (and the Company may be required to withhold an appropriate amount for tax purposes). If the optionee is a person who is required to file reports pursuant to Section 16(a) of the Exchange Act, then upon the exercise of an option within six months from the date of grant no income will be recognized by the optionee until six months have expired from the date the option was granted, and the income then recognized will include any appreciation in the value of the shares during the period between the date of exercise and the date six months after the date of grant (unless the optionee makes an election under Section 83(b) of the Code to have the difference between the exercise price and fair market value on the date of exercise recognized as ordinary income as of the time of exercise). The Company will be entitled to a business expense deduction equal to the amount or ordinary income recognized by the optionee, subject to the limitations of Section 162(m) of the Code. Any additional gain or any loss recognized upon the subsequent disposition of the purchased shares will be a capital gain or loss, and will be a long-term gain or loss if the shares are held for more than one year.

 1996 EMPLOYEE STOCK PURCHASE PLAN

  The Company's 1996 Employee Stock Purchase Plan (the "Purchase Plan") will take effect upon the closing of the Offerings. The Purchase Plan authorizes the issuance of up to a total of 250,000 shares of Common Stock to participating employees.

  All employees of the Company, including directors of the Company who are employees, and all employees of its participating subsidiary whose customary employment is more than 20 hours per week and for more than five months in any calendar year are eligible to participate in the Purchase Plan. Employees who would immediately after the grant own 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary are not eligible to participate. As of March 31, 1996, approximately 200 of the Company's employees would have been eligible to participate in the Purchase Plan.

  On the first day of a designated payroll deduction period (the "Offering Period"), the Company will grant to each eligible employee who has elected to participate in the Purchase Plan an option to purchase shares of Common Stock as follows: the employee may authorize an amount (a whole percentage from 1% to 10% of such employee's regular pay) to be deducted by the Company from such pay during the Offering Period. On the last day of the Offering Period, the employee is deemed to have exercised the option, at the option exercise price, to the extent of accumulated payroll deductions. Under the terms of the Purchase Plan, the option exercise price is an amount equal to 85% of the fair market value per share of the Common Stock on either the first day or the last day of the Offering Period, whichever is lower. In no event may an employee purchase in any one Offering Period a number of shares which is more than 15% of the employee's annualized base pay for the six-month period prior to the Offering Period divided by 85% of the market value of a share of Common Stock on the commencement date of the Offering Period. The Compensation Committee may, in its discretion, choose an Offering Period of 6 months or less for each of the Offerings and choose a different Offering Period for each Offering.

  If an employee is not a participant on the last day of the Offering Period, such employee is not entitled to exercise any option, and the amount of such employee's accumulated payroll deductions will be refunded. An employee's rights under the Purchase Plan terminate upon voluntary withdrawal from the Purchase Plan at any time, or when such employee ceases employment for any reason, except that upon termination of employment because of death, the employee's beneficiary has certain rights to elect to exercise the option to purchase the shares which the accumulated payroll deductions in the participant's account would purchase at the date of death.

  Because participation in the Purchase Plan is voluntary, the Company cannot now determine the number of shares of Common Stock to be purchased by any particular current executive officer, by all current executive officers as a group or by non-executive employees as a group.

  Federal Income Tax Consequences. The Purchase Plan is intended to qualify as an "employee stock purchase plan" as defined in Section 423 of the Code, which provides that an employee will not realize any federal tax consequences when such employee joins the Purchase Plan, or when an Offering ends and such employee receives shares of the Company's Common Stock. An employee must, however, recognize income or loss on the difference, if any, between the price at which he or she sells the shares and the price he or she paid for them. If any employee has owned shares purchased under the plan for more than one year, disposes of them at least two years after the date an Offering commenced, and the sale price of the shares is equal to or less than the purchase price under the Purchase Plan, he or she will recognize a long-term capital loss in the amount equal to the price paid over the sale price. If an employee has owned shares for more than one year, more than two years has elapsed from the date the Offering commenced, and the sale price of the shares is higher than the purchase price under the Purchase Plan, the employee must recognize ordinary income in an amount equal to the lesser of (i) the excess of the market value of the shares on the day the Offering commenced over the purchase price, or
(ii) the excess of the sale price over the purchase price. Any further gain would be treated as long-term capital gain.

  If an employee sells shares purchased under the Purchase Plan prior to holding them for more than one year or prior to two years from the date the Offering commenced, he or she must recognize ordinary income in the amount of the difference between the price he or she paid and the market price of the shares on the date of purchase and the Company will receive an expense deduction for the same amount, subject to the limitations of Section 162(m) of the Code. The employee will recognize a capital gain or loss on the difference between the sale price and the market price on the date of purchase. The Company will not be entitled to a tax deduction upon either the purchase or sale of shares under the Purchase Plan if the holding period requirements set forth above are met. The Purchase Plan is not qualified under Section 401(a) of the Code.

 OPTION GRANTS IN LAST FISCAL YEAR

  The following table sets forth information regarding stock option grants made to the Named Executives during the year ended December 31, 1995. No stock appreciation rights were granted during the year ended December 31, 1995.

                       OPTION GRANTS IN LAST FISCAL YEAR


                                                                             POTENTIAL
                                        INDIVIDUAL GRANTS                REALIZABLE VALUE
                         -----------------------------------------------    AT ASSUMED
                                    PERCENT OF                            ANNUAL RATES OF
                                      TOTAL                                 STOCK PRICE
                         NUMBER OF   OPTIONS                               APPRECIATION
                         SECURITIES GRANTED TO                              FOR OPTION
                         UNDERLYING EMPLOYEES   EXERCISE OR                   TERM(2)
                          OPTIONS   IN FISCAL  BASE PRICE PER EXPIRATION -----------------
   NAME                   GRANTED      YEAR       SHARE(1)       DATE       5%      10%
   ----                  ---------- ---------- -------------- ---------- -------- --------
Gary B. Eichhorn........ 1,275,000    25.34%       $0.25       12/07/05  $200,460 $508,005
Shikhar Ghosh...........   150,000     2.98         0.18        2/22/05    17,295   43,828
Robert C. Weinberger....   300,000     5.96         0.17        2/15/05    31,445   79,687

- --------
(1) All options were granted at fair market value as determined by the Board of Directors of the Company on the date of the grant.
(2) This column shows the hypothetical gains or "option spreads" of the options granted based on both the fair market value of the Common Stock for financial reporting purposes and assumed annual compound stock appreciation rates of 5% and 10% over the term of the options. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. The actual gains, if any, on the exercises of stock options will depend on the future performance of the Common Stock. The assumed annual rates of stock price appreciation result in a value per share that is significantly below the proposed public offering price range, due to the recent significant increase in the value of the Common Stock. The potential realizable value of the options, at an initial public offering price of $14.00 per share and annual rates of stock price appreciation of 5% and 10% from the date of grant through the expiration date of the options, would be as follows: Mr. Eichhorn $28,757,019 and $45,979,553, respectively, Mr. Ghosh $3,393,179 and $5,419,359, respectively and Mr. Weinberger $6,791,357 and $10,843,718 respectively.

 OPTION EXERCISES AND YEAR-END OPTION VALUES

  The following table sets forth certain information concerning exercises of stock options during 1995 by each of the Named Executives and the number and value of unexercised options held by each of the Named Executives on December 31, 1995. No stock appreciation rights were exercised during 1995 or outstanding at year end.

                      AGGREGATE OPTION EXERCISES IN 1995
                          AND YEAR-END OPTION VALUES

                                                     NUMBER OF SHARES
                                                        UNDERLYING           VALUE OF UNEXERCISED
                          NUMBER OF                 UNEXERCISED OPTIONS      IN-THE-MONEY OPTIONS
                           SHARES                       AT YEAR-END             AT YEAR-END(1)
                          ACQUIRED      VALUE    ------------------------- -------------------------
          NAME           ON EXERCISE REALIZED(1) EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
          ----           ----------- ----------- ------------------------- -------------------------
Gary B. Eichhorn........   125,000   $1,718,750           0/1,150,000        $    -- /$15,812,500
Shikhar Ghosh...........       --           --       28,125/121,875           388,594/1,683,906
Robert C. Weinberger....       --           --       56,250/243,750           778,125/3,371,875

- --------
(1) There was no public trading market for the Common Stock as of December 31, 1995. Accordingly, these values have been calculated on the basis of an initial public offering price of $14.00 per share, less the applicable exercise price.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The current members of the Company's Compensation Committee are Messrs. Arshad, Kaiser and Tarr. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, whose executive officers served as a director of or member of the Compensation Committee of the Company.

                             CERTAIN TRANSACTIONS

  Since the incorporation of the Company in December 1993, the Company has issued, in private placement transactions, shares of Preferred Stock as follows: 1,850,000 shares of Series A Convertible Preferred Stock at $1.00 per share; 1,730,675 shares of Series B Convertible Preferred Stock at $5.4054 per share and 2,695,000 shares of Series C Convertible Preferred Stock at $10.00 per share. Each share of Series A and Series B Convertible Preferred Stock will automatically convert into three shares of Common Stock or an aggregate of 10,742,025 shares of Common Stock upon the closing of the Offerings. Each share of Series C Convertible Preferred Stock will automatically convert into one share of Common Stock. The holders of the shares of Common Stock issuable upon such conversion are entitled to certain registration rights. See "Shares Eligible for Future Sale." The following table sets forth the shares of Preferred Stock purchased by the Company's directors, executive officers, five percent stockholders and their respective affiliates:

                                                      SERIES OF PREFERRED STOCK
                                                     ---------------------------
                      INVESTOR                       SERIES A  SERIES B SERIES C
                      --------                       --------- -------- --------
Advance Publications, Inc...........................       --  555,000   50,000
Gulrez Arshad.......................................    96,300  37,000      --
Greylock Equity Limited Partnership................. 1,200,000 318,200  350,000
Tribune Company.....................................       --  555,000  150,000

In addition, after giving effect to the conversion of Preferred Stock into Common Stock at the closing of the Offerings, Gulrez Arshad (i) is the beneficial owner of 150,000 shares of Common Stock held by the Gulrez Arshad 1995 Trust; (ii) is the trustee of two revocable trusts holding 142,200 shares of Common Stock of which Mr. Arshad's children are beneficiaries; (iii) has shared investment and voting power with respect to 823,150 shares of Common Stock and (iv) has shared voting power with respect to 383,250 shares of Common Stock. See "Principal Stockholders".

  In June 1994, the Company sold 526,500 shares of Common Stock to a founder, Dr. David K. Gifford, pursuant to the 1994 Stock Incentive Plan at a price of $.00033 per share and issued 3,523,500 shares of Common Stock to Dr. David K. Gifford in exchange for the assignment of a patent license to the Company. In addition, in June 1994, the Company entered into a Founder's Agreement with David K. Gifford pursuant to which Dr. Gifford agreed to serve as a consultant to the Company at a monthly consulting fee of $5,400 until June 8, 1996 and thereafter for two years, with such monthly consulting fee to increase by at least ten percent (10%) on each of June 8, 1996 and June 8, 1997. If Dr. Gifford's consulting agreement is terminated by the Company for any reason other than for Cause (as defined in the agreement) or if Dr. Gifford terminates the agreement due to a breach by the Company, the Company shall pay Dr. Gifford consulting fees otherwise payable for twelve months.

  On February 5, 1996 the Company loaned $1,500,000 to Dr. Gifford. The loan is non-recourse to Dr. Gifford, secured by a pledge of 375,000 shares of Common Stock owned by Dr. Gifford, bears interest at a rate of 5.61% per annum and is due and payable on the earlier of February 5, 2001 or on the date of a liquidation event. A liquidation event will occur when Dr. Gifford can sell a sufficient number of shares of his Common Stock to repay the principal and accrued interest on the loan.

  In June 1994, the Company sold 4,050,000 shares of Common Stock to Shikhar Ghosh pursuant to the 1994 Stock Incentive Plan at a price of $.00033 per share for an aggregate purchase price of $1,350.

  The Company believes that the securities issued in the transactions described above were sold at their then fair market value and that the terms of the transactions described above were no less favorable than the Company could have obtained from unaffiliated third parties.

  In January 1995, the Company and Time Inc. New Media ("Time"), which will own approximately 1.0% of the outstanding capital stock of the Company after the Offerings, entered into a development and services agreement pursuant to which the Company agreed to grant to Time a nonexclusive license to use certain of the Company's software, as well as provide to Time certain related services. In 1995, the Company received an aggregate of approximately $1,440,000 in license and service fees from Time pursuant to the agreement, all of which has been deferred as of March 31, 1996 and a substantial portion of which is subject to certain acceptance provisions. In addition, the agreement provides that in the event Time does not accept the Company's software, the Company is obligated to pay Time liquidated damages of $1,000,000. Bruce D. Judson, a director of the Company, also serves as a General Manager of Time Inc. New Media. In April 1996, the Company and Time entered into a second agreement pursuant to which the Company agreed to grant Time a license to market and distribute OM-Express. This license includes certain short-term exclusivity provisions.

  In February 1995, the Company entered into a master development agreement with Conde Net, Inc. ("Conde Net"), a subsidiary of Advance Publications, Inc. which will own approximately 6.4% of the outstanding capital stock of the Company after the Offerings, pursuant to which the Company granted to Conde Net a nonexclusive license to use software developed by the Company and provided to Conde Net certain consulting services. In 1995, the Company received an aggregate of approximately $107,000 in license and related services fees from Conde Net pursuant to the agreement. In May 1995, the Company entered into a master development agreement with Parade Net Inc. ("Parade Net"), another subsidiary of Advance Publications, Inc., pursuant to which the Company granted to Parade Net a nonexclusive license to use software developed by the Company and provided to Parade Net certain consulting services.

  In February 1996, the Company entered into a software license agreement with Tribune Interactive Network Services ("Tribune"), a subsidiary of Tribune Company which will own approximately 6.7% of the outstanding capital stock of the Company after the Offerings, pursuant to which the Company granted to Tribune a nonexclusive license to use certain of the Company's software and an option to license certain additional components of such software, and provided certain related services to Tribune. In February 1996, the Company and Tribune entered a services agreement pursuant to which the Company agreed to provide Tribune certain start-up services with respect to the software licensed under the software license agreement. Eugene F. Quinn, a director of the Company, serves as the General Manager of Tribune Interactive Network Services of Tribune Company.

  For a description of the employment agreement between the Company and Gary
B. Eichhorn, its President and Chief Executive Officer, see "Management-Employment Agreement".

  The Company has adopted a policy providing that all material transactions between the Company and its officers, directors and other affiliates must (i) be approved by a majority of the members of the Company's Board of Directors and by a majority of the disinterested members of the Company's Board of Directors and (ii) be on terms no less favorable to the Company than could be obtained from unaffiliated third parties. In addition, this policy will require that any loans by the Company to its officers, directors or other affiliates be for bona fide business purposes only.

                            PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information regarding the beneficial ownership of the Common Stock of the Company as of March 31, 1996, and as adjusted to reflect the sale of the shares of Common Stock offered hereby, by
(i) each person or entity known to the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each of the Company's directors, (iii) each of the Named Executive Officers, and (iv) all directors and executive officers as a group. Except as indicated below, none of these entities has a relationship with the Company or, to the knowledge of the Company, any Underwriters of the Offerings or their respective affiliates.

                                                        PERCENTAGE OF SHARES
                                                           OF COMMON STOCK
                                                         BENEFICIALLY OWNED
                                 NUMBER OF SHARES OF  -------------------------
       NAME AND ADDRESS             COMMON STOCK      PRIOR TO THE  AFTER THE
      OF BENEFICIAL OWNER       BENEFICIALLY OWNED(1)  OFFERINGS   OFFERINGS(2)
      -------------------       --------------------- ------------ ------------
  Advance Publications, Inc....       1,715,000            7.5%         6.4%
   950 Fingerboard Road
   Staten Island, NY 10305
  Shikhar Ghosh(3).............       3,600,000           15.6         13.3
   c/o Open Market, Inc.
   245 First Street
   Cambridge, MA 02142
  David K. Gifford(4)..........       3,600,000           15.6         13.3
   c/o Open Market, Inc.
   245 First Street
   Cambridge, MA 02142
  Greylock Equity Limited             4,904,600           21.4         18.2
   Partnership.................
   c/o Greylock Management
   Corp.
   One Federal Street
   Boston, MA 02110
  Tribune Company..............       1,815,000            7.9          6.7
   435 N. Michigan Avenue
   Chicago, IL 60611
  Gulrez Arshad(5).............       1,898,500            8.3          7.0
  Gary B. Eichhorn(6)..........         700,000            3.0          2.5
  Bruce Judson.................             --             --           --
  William Kaiser(7)............       4,904,600           21.4         18.2
  Eugene Quinn.................             --             --           --
  Ray Stata(8).................             --             --           --
  Robert J. Tarr, Jr...........             --             --           --
  Robert C. Weinberger(9)......         300,000            1.3          1.1
  All directors and executive
   officers as a group (13
   persons)(10)................      15,114,975           62.5         53.6

- --------
(1) The number of shares beneficially owned by each stockholder is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after

     March 31, 1996 through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.
(2)  Assumes no exercise of the Underwriters' over-allotment option.
(3) Includes 150,000 shares of Common Stock issuable to Mr. Ghosh within 60 days of March 31, 1996 upon exercise of stock options. Excludes 600,000 shares beneficially owned by a trust for the benefit of Mr. Ghosh's minor children for which Mr. Ghosh disclaims beneficial ownership.
(4) Includes 150,000 shares of Common Stock issuable to Dr. Gifford within 60 days of March 31, 1996 upon exercise of stock options. Excludes 600,000 shares beneficially owned by a trust for the benefit of Dr. Gifford's minor children for which Dr. Gifford disclaims beneficial ownership.
(5) Includes 150,000 shares of Common Stock held by the Gulrez Arshad 1995 Trust; 142,200 shares of Common Stock held in two revocable trusts of which Mr. Arshad is a trustee and of which Mr. Arshad's children are beneficiaries; 663,150 shares of Common Stock over which Mr. Arshad has shared investment and voting power; 160,000 shares of Common Stock held by N&A 1996 LLC and 383,250 shares of Common Stock held by Hoover Associates. Mr. Arshad has shared investment and voting power with respect to the shares held by N&A 1996 LLC and shared voting power with respect to the shares held by Hoover Associates. Mr. Arshad, who may be deemed to be the beneficial owner of such shares, disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest in such shares. Excludes 71,100 shares of Common Stock held in an irrevocable trust of which Mr. Arshad's child is a beneficiary as to which Mr. Arshad disclaims beneficial ownership.
(6) Includes 575,000 shares of Common Stock issuable to Mr. Eichhorn within 60 days of March 31, 1996 upon exercise of stock options.
(7) Includes 4,904,600 shares of Common Stock held by Greylock Equity Limited Partnership ("Greylock"). Mr. Kaiser is a general partner of Greylock and may be deemed to share voting and investment power with respect to such shares. Mr. Kaiser disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest in such shares.

(8) Excludes the shares of Common Stock which Mr. Stata has expressed a desire to purchase in the Offerings. See "Underwriting".

(9) Represents 300,000 shares of Common Stock issuable to Mr. Weinberger within 60 days of March 31, 1996 upon exercise of stock options.

(10) Includes 6,403,200 shares of Common Stock held by entities affiliated with certain directors as described in Notes 5 and 7 and 1,253,125 shares of Common Stock issuable to all directors and executive officers as a group which are exercisable within 60 days of March 31, 1996 upon exercise of stock options.

                         DESCRIPTION OF CAPITAL STOCK

  Upon completion of the Offerings, the Company will be authorized to issue 100,000,000 shares of Common Stock, $.001 par value per share of which 26,939,910 shares will be issued and outstanding, and 2,000,000 shares of undesignated Preferred Stock, $.10 par value per share of which no shares will be issued and outstanding.

COMMON STOCK

  Upon the closing of the Offerings, the Company's Restated Certificate of Incorporation will authorize the issuance of up to 100,000,000 shares of Common Stock, $.001 par value per share. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of Common Stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor, subject to any preferential dividend rights of outstanding Preferred Stock. Upon the liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive ratably the net assets of the Company available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding Preferred Stock. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of Common Stock are, and the shares offered by the Company in the Offerings will be, when issued and paid for, fully paid and nonassessable. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock which the Company may designate and issue in the future. Certain holders of Common Stock have the right to require the Company to effect the registration of their shares of Common Stock in certain circumstances. See "Shares Eligible for Future Sale".

PREFERRED STOCK

  Upon the closing of the Offerings, the Restated Certificate of Incorporation will authorize the issuance of up to 2,000,000 shares of Preferred Stock, $.10 par value per share. Under the terms of the Restated Certificate of Incorporation, the Board of Directors is authorized, subject to any limitations prescribed by law, without stockholder approval, to issue such shares of Preferred Stock in one or more series. Each such series of Preferred Stock shall have such rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be determined by the Board of Directors.

  The purpose of authorizing the Board of Directors to issue Preferred Stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of the outstanding voting stock of the Company. The Company has no present plans to issue any shares of Preferred Stock.

DELAWARE LAW AND CERTAIN CHARTER AND BY-LAW PROVISIONS

  The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law. Section 203 prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock.

  The Restated Certificate of Incorporation provides for the division of the Board of Directors into three classes as nearly equal in size as possible with staggered three-year terms. See "Management". In addition, the Restated Certificate of Incorporation provides that directors may be removed only for cause by the affirmative vote of the holders of two-thirds of the shares of capital stock of the corporation entitled to vote. Under the Restated Certificate of Incorporation, any vacancy on the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, may only be filled by vote of a majority of the directors then in office. The classification of the Board of Directors and the limitations on the removal of directors and filling of vacancies could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of the Company.

  The Restated Certification of Incorporation also provides that, after the closing of the Offerings, any action required or permitted to be taken by the stockholders of the Company at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting and may not be taken by written action in lieu of a meeting. The Restated Certificate of Incorporation further provides that special meetings of the stockholders may only be called by the Chairman of the Board of Directors, the Chief Executive Officer or, if none, the President of the Company or by the Board of Directors. Under the Company's Restated By-Laws, in order for any matter to be considered "properly brought" before a meeting, a stockholder must comply with certain requirements regarding advance notice to the Company. The foregoing provisions could have the effect of delaying until the next stockholders meeting stockholder actions which are favored by the holders of a majority of the outstanding voting securities of the Company. These provisions may also discourage another person or entity from making a tender offer for the Company's Common Stock, because such person or entity, even if it acquired a majority of the outstanding voting securities of the Company, would be able to take action as a stockholder (such as electing new directors or approving a merger) only at a duly called stockholders meeting, and not by written consent.

  The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's Certificate of Incorporation or By-Laws, unless a corporation's Certificate of Incorporation or By-Laws, as the case may be, requires a greater percentage. The Restated Certificate of Incorporation and the Restated By-Laws require the affirmative vote of the holders of at least 75% of the shares of capital stock of the Company issued and outstanding and entitled to vote to amend or repeal any of the provisions described in the prior two paragraphs.

  The Restated Certificate of Incorporation contains certain provisions permitted under the General Corporation Law of Delaware relating to the liability of directors. The provisions eliminate a director's liability for monetary damages for a breach of fiduciary duty, except in certain circumstances involving wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. Further, the Restated Certificate of Incorporation contains provisions to indemnify the Company's directors and officers to the fullest extent permitted by the General Corporation Law of Delaware. The Company believes that these provisions will assist the Company in attracting and retaining qualified individuals to serve as directors.

TRANSFER AGENT AND REGISTRAR

  The transfer agent and registrar for the Common Stock is The First National Bank of Boston.

                        SHARES ELIGIBLE FOR FUTURE SALE

  Upon completion of the Offerings, based upon the number of shares outstanding at March 31, 1996, there will be 26,939,910 shares of Common Stock of the Company outstanding (exclusive of 663,938 shares covered by exercisable options outstanding at March 31, 1996). Of these shares, the 4,000,000 shares sold in the Offerings will be freely tradeable without restriction or further registration under the Securities Act of 1933, as amended (the "Securities Act"), except that any shares purchased by "affiliates" of the Company, as that term is defined in Rule 144 ("Rule 144") under the Securities Act, may generally only be sold in compliance with the limitations of Rule 144 described below.

  The remaining 22,939,910 shares of Common Stock are deemed "Restricted Shares" as defined under Rule 144. Restricted Shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rules 144, 144(k) or 701 promulgated under the Securities Act, which rules are summarized below. Subject to the lock-up agreements described below and the provisions of Rules 144, 144(k) and 701, additional shares will be available for sale in the public market (subject in the case of shares held by affiliates to compliance with certain volume restrictions) as follows (i) no shares will be available for immediate sale in the public market on the date of the Prospectus, (ii) 18,435 shares will be eligible for resale 90 days after the date of this Prospectus, (iii) 15,034,450 shares will be eligible for resale upon expiration of lock-up agreements 180 days after the date of this Prospectus, and, thereafter, (iv) 7,887,025 shares will be eligible for sale upon expiration of their respective two-year holding periods.

  In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned Restricted Shares for at least two years (and, with respect to non-affiliates of the Company, a person who has beneficially owned Restricted Securities for at least two years and less than three years), will be entitled to sell in any three-month period a number of shares that does not exceed the greater of (i) 1% of the then outstanding shares of the Company's Common Stock (approximately 269,399 shares immediately after the offering) or (ii) the average weekly trading volume of the Company's Common Stock in the Nasdaq Stock Market during the four calendar weeks immediately preceding the date on which notice of the sale is filed with the Securities and Exchange Commission. Such sales pursuant to Rule 144 are subject to certain requirements relating to manner of sale, notice and availability of current public information about the Company. A person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of the Company at any time during the 90 days immediately preceding the sale and who has beneficially owned Restricted Shares for at least three years is entitled to sell such shares pursuant to Rule 144(k) without regard to the limitations described above. The Securities and Exchange Commission has recently proposed to reduce the two- and three-year holding periods under Rule 144 to one and two years, respectively. If enacted, such modification will have a material effect on the timing of when certain shares of Common Stock become eligible for resale.

  Rule 701 promulgated under the Securities Act provides that shares of Common Stock acquired pursuant to written plans such as the 1994 Stock Incentive Plan may be resold by persons other than affiliates, beginning 90 days after the date of this Prospectus, subject only to the manner of sale provisions of Rule 144, and by affiliates, beginning 90 days after the date of this Prospectus, subject to all provisions of Rule 144 except its two-year minimum holding period.

  The Company has agreed, subject to certain exceptions, not to offer, sell or otherwise dispose of any shares of Common Stock for a period of 180 days after the date of this Prospectus, except that the Company may issue, and grant options to purchase, shares of Common Stock under its current stock option and purchase plans and other currently outstanding options. In addition, the Company may issue shares of Common Stock in connection with any acquisition of another company if the terms of such issuance provide that such Common Stock shall not be resold prior to the expiration of the 180 day period referenced in the preceding sentence.

  The executive officers, directors (except for Messrs. Judson and Quinn, who own no shares of Common Stock of the Company), and certain securityholders of the Company (who in the aggregate hold approximately 25,788,623 shares of Common Stock, including 2,867,148 shares of Common Stock that may be acquired pursuant to the exercise of exercisable options held by them at March 31,
1996) have agreed pursuant to Lock-Up Agreements, subject to certain exceptions, not to offer, sell or otherwise dispose of any shares of Common Stock beneficially owned by them for a period of 180 days after the date of this Prospectus. Substantially all of the securityholders of the Company (i) who hold shares of Common Stock issued other than pursuant to the 1994 Plan or
(ii) who hold, or have the right to acquire within approximately 180 days after the date of this Prospectus, 5,000 or more shares of Common Stock issued pursuant to the 1994 Plan have executed Lock-Up Agreements.

  The Company intends to file registration statements on Form S-8 under the Securities Act to register all shares of Common Stock issuable under the 1994 Stock Incentive Plan, Director Plan and Purchase Plan. The registration statements are expected to be filed shortly after the effective date of the Registration Statement of which this Prospectus is a part and will be effective upon filing. Shares issued upon the exercise of stock options after the effective date of the Form S-8 registration statements will be eligible for resale in the public market without restriction, subject to Rule 144 limitations applicable to affiliates and the Lock-up Agreements noted above.

  The holders of an aggregate of 13,437,025 shares of Common Stock are entitled to certain rights with respect to the registration of such shares under the Securities Act. Under the terms of the Registration Rights Agreement, if the Company proposes to register any of its securities under the Securities Act either for its own account or for the account of other security holders exercising registration rights, such holders are entitled to notice of such registration and are entitled to include such shares of Common Stock in the registration. The rights are subject to certain conditions and limitations, among them the right of the underwriters of a registered offering to limit the number of shares included in such registration.

  Prior to the Offerings, there has been no public market for the Common Stock of the Company, and no prediction can be made as to the effect, if any, that market sales of shares of Common Stock or the availability of shares for sale will have on the market price of the Common Stock prevailing from time to time. Nevertheless, sales of significant numbers of shares of the Common Stock in the public market could adversely affect the market price of the Common Stock and could impair the Company's future ability to raise capital through an offering of its equity securities.

                                 LEGAL MATTERS

  The validity of the shares of Common Stock offered by the Company hereby will be passed upon for the Company by Hale and Dorr, Boston, Massachusetts, and for the Underwriters by Ropes & Gray, Boston, Massachusetts. Certain partners of Hale and Dorr own an aggregate of 75,000 shares of Common Stock of the Company.

                                    EXPERTS

  The Consolidated Financial Statements of the Company as of December 31, 1994 and 1995 and for the period from Inception (April 25, 1994) to December 31, 1994 and for the year ended December 31, 1995, included in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports included herein in reliance on the authority of said firm as experts in giving said reports.

                            ADDITIONAL INFORMATION

  The Company has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C. 20549, a Registration Statement (which term shall include all amendments, exhibits and schedules thereto) on Form S-1 under the Securities Act with respect to the shares of Common Stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, to which Registration Statement reference is hereby made. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Registration Statement and the exhibits thereto may be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

                               ----------------

  As a result of the Offerings, the Company will become subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith will file periodic reports, proxy statements and other information with the Securities and Exchange Commission. The Company intends to furnish to its stockholders annual reports containing audited financial statements and to make available to its stockholders quarterly reports containing unaudited financial information for the first three quarters of each fiscal year of the Company.

                               OPEN MARKET, INC.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Public Accountants................................... F-2
Consolidated Balance Sheets as of December 31, 1994 and 1995, March 31,
 1996 (unaudited) and Pro forma March 31, 1996 (unaudited)................. F-3
Consolidated Statements of Operations for the period from inception (April
 25, 1994) to
 December 31, 1994, for the year ended December 31, 1995 and for the three months ended March 31, 1995 and 1996 (unaudited).......................... F-4
Consolidated Statements of Redeemable Convertible Preferred Stock and
 Stockholders' Equity (Deficit) for the period from inception (April 25,
 1994) to December 31, 1995, for the three months ended March 31, 1996
 (unaudited), and Pro forma March 31, 1996 (unaudited)..................... F-5
Consolidated Statements of Cash Flows for the period from inception (April
 25, 1994) to
 December 31, 1994, for the year ended December 31, 1995 and for the three months ended March 31, 1995 and 1996 (unaudited).......................... F-6
Notes to Consolidated Financial Statements................................. F-7

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Open Market, Inc.:

  We have audited the accompanying consolidated balance sheets of Open Market, Inc. (a Delaware corporation) and subsidiary as of December 31, 1994 and 1995, and the related consolidated statements of operations, redeemable convertible preferred stock and stockholders' equity (deficit) and cash flows for the period from inception (April 25, 1994) to December 31, 1994 and for the year ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Open Market, Inc. and subsidiary as of December 31, 1994 and 1995, and the results of its operations and its cash flows for the period from inception (April 25, 1994) to December 31, 1994 and for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          /s/ Arthur Andersen LLP

                                          Arthur Andersen LLP

Boston, Massachusetts
February 5, 1996 (except with
 respect to the matter discussed in
 Note 6 regarding Series C
 redeemable convertible preferred
 stock as to which the date is March
 15, 1996)

                               OPEN MARKET, INC.

                          CONSOLIDATED BALANCE SHEETS

                               DECEMBER 31,                        PRO FORMA
                         -------------------------   MARCH 31,     MARCH 31,
                            1994          1995          1996          1996
                         -----------  ------------  ------------  ------------
                                                    (UNAUDITED)   (UNAUDITED)
                                                                    (NOTE 2)
ASSETS
Current assets:
  Cash and cash
   equivalents.......... $   635,986  $  3,711,883  $ 18,682,210  $ 18,682,210
  Marketable
   securities...........         --            --      2,965,490     2,965,490
  Accounts receivable,
   net of allowance for
   doubtful accounts of
   $25,000 and $63,000
   in 1995 and 1996,
   respectively.........         --      1,226,601       805,476       805,476
  Deferred charges......         --        391,609       358,952       358,952
  Prepaid expenses and
   other current
   assets...............      21,649       156,910       212,964       212,964
                         -----------  ------------  ------------  ------------
Total current assets....     657,635     5,487,003    23,025,092    23,025,092
                         -----------  ------------  ------------  ------------
Property and equipment,
 at cost:
  Computers and office
   equipment............     296,136     2,428,981     2,981,147     2,981,147
  Furniture and
   fixtures.............      33,827       245,255       323,267       323,267
  Leasehold
   improvements.........       8,238       527,664       628,129       628,129
                         -----------  ------------  ------------  ------------
                             338,201     3,201,900     3,932,543     3,932,543
  Less-Accumulated
   depreciation and
   amortization.........      37,043       845,231     1,203,652     1,203,652
                         -----------  ------------  ------------  ------------
                             301,158     2,356,669     2,728,891     2,728,891
                         -----------  ------------  ------------  ------------
Loan to founder.........         --            --      1,500,000     1,500,000
Other assets............         --        103,087       345,347       345,347
                         -----------  ------------  ------------  ------------
                         $   958,793  $  7,946,759  $ 27,599,330  $ 27,599,330
                         ===========  ============  ============  ============
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable...... $    86,149  $  1,373,402  $  1,541,346  $  1,541,346
  Accrued expenses......      73,044     2,656,508     3,370,351     3,370,351
  Deferred revenues.....      15,000     6,901,355     5,906,292     5,906,292
  Current maturities of
   long-term
   obligations..........      22,602       338,549       574,913       574,913
                         -----------  ------------  ------------  ------------
Total current
 liabilities............     196,795    11,269,814    11,392,902    11,392,902
                         -----------  ------------  ------------  ------------
Long-term obligations,
 net of current
 maturities.............     194,770       658,998       985,573       985,573
                         -----------  ------------  ------------  ------------
Commitments (Note 7)
Redeemable convertible
 preferred stock
 (Note 6)...............   1,850,000    11,204,991    38,154,991           --
                         -----------  ------------  ------------  ------------
Stockholders' equity
 (deficit):
  Preferred stock, $.10
   par value
    Authorized--
     2,000,000 shares
    Issued and
     outstanding--none..         --            --            --            --
  Common stock, $.001
   par value-
    Authorized-
     100,000,000 shares
    Issued and
     outstanding-
     9,336,000 shares,
     9,390,312 shares,
     9,502,885 shares
     and 22,939,910
     shares,
     respectively.......       9,336         9,390         9,503        22,940
  Additional paid-in
   capital..............         --         31,591        50,911    38,192,465
  Accumulated deficit...  (1,292,108)  (15,228,025)  (22,994,550)  (22,994,550)
                         -----------  ------------  ------------  ------------
Total stockholders'
 equity (deficit).......  (1,282,772)  (15,187,044)  (22,934,136)   15,220,855
                         -----------  ------------  ------------  ------------
                         $   958,793  $  7,946,759  $ 27,599,330  $ 27,599,330
                         ===========  ============  ============  ============

  The accompanying notes are an integral part of these consolidated financial statements.

                               OPEN MARKET, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                 PERIOD FROM
                                  INCEPTION                        THREE MONTHS
                               (APRIL 25, 1994)  YEAR ENDED       ENDED MARCH 31,
                               TO DECEMBER 31,  DECEMBER 31,  ------------------------
                                     1994           1995         1995         1996
                               ---------------- ------------  -----------  -----------
                                                                    (UNAUDITED)
Revenues:
  Product revenues............   $       --     $    364,526  $       --   $ 2,247,409
  Service revenues............           --        1,441,235       87,665      427,184
                                 -----------    ------------  -----------  -----------
    Total revenues............           --        1,805,761       87,665    2,674,593
                                 -----------    ------------  -----------  -----------
Cost of revenues:
  Product revenues............           --           43,666          --       136,533
  Service revenues............           --          969,448       57,469      297,292
                                 -----------    ------------  -----------  -----------
    Total cost of revenues....           --        1,013,114       57,469      433,825
                                 -----------    ------------  -----------  -----------
    Gross profit..............           --          792,647       30,196    2,240,768
                                 -----------    ------------  -----------  -----------
Operating expenses:
  Research and development....       839,637       6,716,406      522,430    3,700,435
  Selling and marketing.......       163,829       4,517,046      317,089    4,119,321
  General and administrative..       276,580       3,587,255      194,789    1,469,289
                                 -----------    ------------  -----------  -----------
    Total operating expenses..     1,280,046      14,820,707    1,034,308    9,289,045
                                 -----------    ------------  -----------  -----------
    Loss from operations......    (1,280,046)    (14,028,060)  (1,004,112)  (7,048,277)
                                 -----------    ------------  -----------  -----------
Interest income...............        30,162         242,606        1,544      200,579
Interest expense..............           --          (86,433)      (9,425)     (18,827)
                                 -----------    ------------  -----------  -----------
    Net loss..................   $(1,249,884)   $(13,871,887) $(1,011,993) $(6,866,525)
                                 ===========    ============  ===========  ===========
Pro forma net loss per common
 and common equivalent share
 (Note 2).....................                  $       (.53)              $      (.26)
                                                ============               ===========
Pro forma weighted average
 number of common and common
 equivalent shares outstanding
 (Note 2).....................                    26,250,439                26,345,460
                                                ============               ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                               OPEN MARKET, INC.

     CONSOLIDATED STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK AND
                         STOCKHOLDERS' EQUITY (DEFICIT)

                                                                  STOCKHOLDERS' EQUITY (DEFICIT)
                                                    -------------------------------------------------------------
                          REDEEMABLE CONVERTIBLE
                              PREFERRED STOCK           COMMON STOCK                                    TOTAL
                          ------------------------  --------------------- ADDITIONAL                STOCKHOLDERS'
                            NUMBER      CARRYING      NUMBER      $.001     PAID-IN   ACCUMULATED      EQUITY
                          OF SHARES      VALUE      OF SHARES   PAR VALUE   CAPITAL      DEFICIT      (DEFICIT)
                          ----------  ------------  ----------  --------- ----------- ------------  -------------
Issuance of common
 stock, April 25, 1994..         --   $        --    9,336,000   $ 9,336  $       --  $     (6,224) $      3,112
 Issuance of Series A
  redeemable convertible
  preferred stock, net
  of issuance costs of
  $36,000...............   1,850,000     1,850,000         --        --           --       (36,000)      (36,000)
 Net loss...............         --            --          --        --           --    (1,249,884)   (1,249,884)
                          ----------  ------------  ----------   -------  ----------- ------------  ------------
Balance, December 31,
 1994...................   1,850,000     1,850,000   9,336,000     9,336          --    (1,292,108)   (1,282,772)
 Issuance of Series B
  redeemable convertible
  preferred stock, net
  of issuance costs of
  $64,079...............   1,730,675     9,354,991         --        --           --       (64,079)      (64,079)
 Repurchase and
  retirement of
  restricted common
  stock.................         --            --      (73,500)      (74)         --            49           (25)
 Exercise of common
  stock options.........         --            --      127,812       128       31,591          --         31,719
 Net loss...............         --            --          --        --           --   (13,871,887)  (13,871,887)
                          ----------  ------------  ----------   -------  ----------- ------------  ------------
Balance, December 31,
 1995...................   3,580,675    11,204,991   9,390,312     9,390       31,591  (15,228,025)  (15,187,044)
 Issuance of Series C
 redeemable convertible
 preferred stock, net of
 issuance costs of
 approximately
 $900,000...............   2,695,000    26,950,000         --        --           --      (900,000)     (900,000)
 Exercise of common
  stock options.........         --            --      112,573       113       19,320          --         19,433
 Net loss...............         --            --          --        --           --    (6,866,525)   (6,866,525)
                          ----------  ------------  ----------   -------  ----------- ------------  ------------
Balance, March 31, 1996
 (unaudited)............   6,275,675    38,154,991   9,502,885     9,503       50,911  (22,994,550)  (22,934,136)
 Pro forma effect of
 conversion of
 redeemable convertible
 preferred stock into
 common stock
 (unaudited)............  (6,275,675)  (38,154,991) 13,437,025    13,437   38,141,554          --     38,154,991
                          ----------  ------------  ----------   -------  ----------- ------------  ------------
Pro forma balance, March
 31, 1996 (unaudited)...         --   $        --   22,939,910   $22,940  $38,192,465 $(22,994,550) $ 15,220,855
                          ==========  ============  ==========   =======  =========== ============  ============

  The accompanying notes are an integral part of these consolidated financial statements.

                               OPEN MARKET, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                           PERIOD FROM
                            INCEPTION                        THREE MONTHS
                         (APRIL 25, 1994)  YEAR ENDED       ENDED MARCH 31,
                         TO DECEMBER 31,  DECEMBER 31,  ------------------------
                               1994           1995         1995         1996
                         ---------------- ------------  -----------  -----------
                                                                  (UNAUDITED)
CASH FLOWS FROM OPERAT-
 ING ACTIVITIES:
Net loss...............    $(1,249,884)   $(13,871,887) $(1,011,993) $(6,866,525)
Adjustments to
 reconcile net loss to
 net cash used in
 operating activities--
  Depreciation and
   amortization........         37,043         808,188       69,101      358,421
  Obligation under
   license agreement...        217,372             --           --           --
  Changes in assets and
   liabilities--
   Accounts
    receivable.........            --       (1,226,601)     (49,144)     421,125
   Deferred charges....            --         (391,609)     (76,380)      32,657
   Prepaid expenses and
    other current
    assets.............        (21,649)       (135,261)    (100,405)     (56,054)
   Accounts payable....         86,149       1,287,253      (63,905)     167,944
   Accrued expenses....         73,044       2,583,464      131,430      713,843
   Deferred revenues...         15,000       6,886,355      (15,000)    (995,063)
                           -----------    ------------  -----------  -----------
      Net cash used in
       operating
       activities......       (842,925)     (4,060,098)  (1,116,296)  (6,223,652)
                           -----------    ------------  -----------  -----------
CASH FLOWS FROM
 INVESTING ACTIVITIES:
Purchases of property
 and equipment.........       (338,201)     (2,863,699)    (374,104)    (730,643)
Issuance of loan to
 founder...............            --              --           --    (1,500,000)
Purchases of marketable
 securities............            --              --           --    (2,965,490)
Increase in other
 assets................            --         (103,087)     (26,214)    (242,260)
                           -----------    ------------  -----------  -----------
      Net cash used in
       investing
       activities......       (338,201)     (2,966,786)    (400,318)  (5,438,393)
                           -----------    ------------  -----------  -----------
CASH FLOWS FROM
 FINANCING ACTIVITIES:
Proceeds from long-term
 obligations...........            --          850,000      267,559      633,770
Payments on long-term
 obligations...........            --          (69,825)         --       (70,831)
Proceeds from issuance
 of redeemable
 convertible preferred
 stock, net of issuance
 costs.................      1,814,000       9,290,912          --    26,050,000
Proceeds from issuance
 of common stock, net
 of repurchases........          3,112          31,694          --        19,433
Proceeds from bridge
 financing.............            --              --     1,050,000          --
                           -----------    ------------  -----------  -----------
      Net cash provided
       by financing
       activities......      1,817,112      10,102,781    1,317,559   26,632,372
                           -----------    ------------  -----------  -----------
NET INCREASE (DECREASE)
 IN CASH AND CASH
 EQUIVALENTS...........        635,986       3,075,897     (199,055)  14,970,327
CASH AND CASH
 EQUIVALENTS, BEGINNING
 OF PERIOD.............            --          635,986      635,986    3,711,883
                           -----------    ------------  -----------  -----------
CASH AND CASH
 EQUIVALENTS, END OF
 PERIOD................    $   635,986    $  3,711,883  $   436,931  $18,682,210
                           ===========    ============  ===========  ===========
SUPPLEMENTAL DISCLOSURE
 OF CASH FLOW
 INFORMATION:
Interest paid during
 period................    $       --     $     86,433  $     9,425  $    12,880
                           ===========    ============  ===========  ===========
SUPPLEMENTAL SCHEDULE
 OF NON-CASH FINANCING
 ACTIVITIES:
Conversion of bridge
 financing into
 redeemable convertible
 preferred stock.......    $       --     $  1,050,000  $       --   $       --
                           ===========    ============  ===========  ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                               OPEN MARKET, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

(1) OPERATIONS

  Open Market, Inc. (the Company) was incorporated in the State of Delaware on December 6, 1993 and began operations on April 25, 1994. The Company, which was formerly in the development stage, develops, markets, licenses and supports high performance software products that allow its customers to engage in business-to-consumer and business-to-business electronic commerce on the Internet and to deploy business applications within an enterprise.

  The Company is subject to risks common to rapidly growing technology-based companies, including limited operating history, dependence on key personnel, raising equity capital, rapid technological change, competition from substitute products and larger companies, and the successful development and marketing of commercial products and services.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  The accompanying consolidated financial statements, which include the accounts of the Company and its wholly owned subsidiary, Open Market U.K. Limited, and reflect the application of accounting policies described in this note and elsewhere in the accompanying notes to consolidated financial statements. The preparation of the accompanying consolidated financial statements required the use of certain estimates by management in determining the Company's assets, liabilities, revenues and expenses.

 (A) UNAUDITED PRO FORMA PRESENTATION

   The unaudited pro forma consolidated balance sheet and unaudited consolidated statement of redeemable convertible preferred stock and stockholders' equity (deficit) as of March 31, 1996 reflect the automatic conversion of the Series A, B and C redeemable convertible preferred stock into 13,437,025 shares of common stock upon the closing of the Company's proposed initial public offering (see Note 6).

 (B) INTERIM FINANCIAL STATEMENTS

   The accompanying consolidated balance sheet as of March 31, 1996, the consolidated statements of operations and cash flows for the three months ended March 31, 1995 and 1996 and the consolidated statement of redeemable convertible preferred stock and stockholders' equity(deficit) for the three months ended March 31, 1996 are unaudited, but in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of results for the interim periods. Results for the three months ended March 31, 1996 are not necessarily indicative of the results that may be expected for the year ending December 31, 1996.

 (C) REVENUE RECOGNITION

   The Company recognizes revenue in accordance with the provisions of Statement of Position No. 91-1 (SOP 91-1), Software Revenue Recognition. The Company generates revenue from licensing the rights to use its software products to end users, porting its products to hardware manufacturers' operating environments and sublicense fees from resellers. The Company also generates service revenues from the sale of postcontract support to its customers and, in certain isolated circumstances, the sale of consulting and development services.

   Revenues from software license agreements are recognized upon delivery of the software if there are no significant postdelivery obligations, and payment is due within one year. If

                               OPEN MARKET, INC.

               (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

 (C) REVENUE RECOGNITION--(CONTINUED)

 acceptance is required, revenues are recognized upon customer acceptance. The Company enters into reseller arrangements for certain products that typically provide for sublicense fees payable to the Company based on a percentage of the Company's list price. Sublicense fees are recognized on a per-unit basis as reported to the Company by its licensees. Revenues for postcontract customer support services are deferred at the time of product revenue recognition and are recognized ratably over the term of the support period, which is typically one year. Revenues from development and consulting services are recognized upon customers' acceptance or the period in which services are provided if customer acceptance is not required and the revenues are fixed and determinable.

   Cost of product revenues consists of costs to distribute the product, including the cost of the media on which it is delivered. Cost of service revenues consists primarily of consulting and support personnel salaries and related costs.

   Deferred revenues represent cash received from customers for products and services in advance of revenue recognition.

 (D) CASH, CASH EQUIVALENTS AND MARKETABLE SECURITIES

   The Company accounts for investments under Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities. Under SFAS No. 115, investments for which the Company has the positive intent and ability to hold to maturity, consisting of cash equivalents and marketable securities, are reported at amortized cost, which approximates fair market value. Cash equivalents are highly liquid investments with original maturities of less than three months. Marketable securities consist of investment grade commercial paper with original maturities of greater than three months but less than one year. The average maturity of the Company's marketable securities is approximately four months.

 (E) DEPRECIATION AND AMORTIZATION

   The Company provides for depreciation and amortization using the straight-line method to allocate the cost of property and equipment over their estimated useful lives, as follows:

        ASSET CLASSIFICATION                               ESTIMATED USEFUL LIFE
        --------------------                               ---------------------
      Computers and office equipment......................       3-5 Years
      Furniture and fixtures..............................         7 Years
      Leasehold improvements..............................      Lease term

 (F) RESEARCH AND DEVELOPMENT EXPENSES

   The Company expenses research and development costs as incurred. The Company has evaluated the establishment of technological feasibility of its products in accordance with SFAS No. 86, Accounting for the Costs of Computer Software To Be Sold, Leased or Otherwise Marketed. The Company sells products in a market that is subject to rapid technological change, new product development and changing customer needs; accordingly, the Company has concluded that technological feasibility is not established until the development stage of the product is nearly complete. The Company defines technological feasibility as the completion of a working model. The time period during which costs could be capitalized from the point of reaching technological feasibility until the time of general product release is very short and, consequently, the amounts that could be capitalized are not material to the Company's financial position or results of operations. Therefore, the Company has charged all such costs to research and development in the period incurred.

                               OPEN MARKET, INC.

               (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

 (G) PRO FORMA NET LOSS PER COMMON AND COMMON EQUIVALENT SHARE

   For the year ended December 31, 1995 and the three months ended March 31, 1996, pro forma net loss per common and common equivalent share is computed by dividing the net loss by the pro forma weighted average number of common and common equivalent shares outstanding during the period which consist of
 (i) the weighted average number of common shares outstanding, (ii) the number of shares of common stock issuable upon conversion of all shares of Series A, B and C redeemable convertible preferred stock and (iii) stock options granted after March 31, 1995, which have been reflected as outstanding as required by the Securities and Exchange Commission using the treasury stock method. Common stock equivalents issued in earlier periods have not been included, as the effect would be antidilutive. Historical net loss per share data has not been presented, as such information is not considered to be relevant or meaningful.

 (H) CONCENTRATION OF CREDIT RISK

   SFAS No. 105, Disclosure of Information about Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentration of Credit Risk, requires disclosure of any significant off-balance-sheet and credit risk concentrations. The Company has no significant off-balance-sheet concentration of credit risk such as foreign exchange contracts, option contracts or other foreign hedging arrangements. The Company maintains its cash, cash equivalents and marketable securities balances with several financial institutions, and its accounts receivable balances are all domestic. The Company has not written off any of its accounts receivable to date. The Company received revenues of greater than 10% of total revenues from the following customers during the following periods:

                                     SIGNIFICANT PERCENTAGE OF  CUSTOMER
                                      CUSTOMERS          REVENUES
                                     ----------- ----------------------------
                                                  A     B*    C     D     E
                                                 ----  ----- ----  ----  ----
    Year ended December 31, 1995....       2       33%   16%  --    --
    Three months ended March 31,
     1995...........................       2      --    --     71%   29%  --
    Three months ended March 31,
     1996...........................       1      --    --    --    --     75%

 --------
 * This customer is a related party as discussed in Note 8.

 (I) POSTRETIREMENT BENEFITS

   The Company has no obligations for postretirement benefits.

 (J) FINANCIAL INSTRUMENTS

   The estimated fair value of the Company's financial instruments, which include cash equivalents, marketable securities, accounts receivable and long-term debt, approximates their carrying value.

(3) LONG-TERM OBLIGATIONS

 (A) LINE OF CREDIT AND TERM NOTES PAYABLE

   In 1995, the Company entered into a capital equipment line of credit under which it could borrow up to $1,500,000. In October 1995 and March 1996, the Company converted $850,000 and $635,000, respectively, of its capital equipment line of credit into term notes payable, repayable in 36 and 33 monthly installments, respectively. Borrowings under these term notes payable bear interest at the prime rate (8.5% at December 31, 1995) plus 1.5% and are secured by substantially

                               OPEN MARKET, INC.

               (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

(3) LONG-TERM OBLIGATIONS--(CONTINUED)

 (A) LINE OF CREDIT AND TERM NOTES PAYABLE--(CONTINUED)

 all assets of the Company. In addition, the Company is required to comply with certain restrictive covenants, which include, among other items, minimum levels of tangible net worth and a $2,500,000 minimum cash balance.

 (B) OBLIGATION UNDER LICENSE AGREEMENT

   During 1994, the Company entered into a license agreement with a university to utilize certain patented computer software. The Company recorded the present value of the future commitments under the contract, $217,372, as a component of research and development expense in the accompanying consolidated statement of operations for the period from inception (April 25, 1994) to December 31, 1994.

  At March 31, 1996, the Company's obligations under its license agreement and term notes payable are as follows:

                                                            LICENSE  TERM NOTES
                                                           AGREEMENT  PAYABLE
                                                           --------- ----------
      Year Ended December 31,
       1996............................................... $ 52,000  $  408,959
       1997...............................................   52,000     513,794
       1998...............................................   52,000     442,963
       1999...............................................   52,000         --
       2000...............................................   52,000         --
                                                           --------  ----------
        Total future payments.............................  260,000   1,365,716
       Less--Amount representing interest.................   65,230         --
                                                           --------  ----------
        Present value of obligation....................... $194,770  $1,365,716
                                                           ========  ==========

(4) INCOME TAXES

  The Company accounts for income taxes under SFAS No. 109, Accounting for Income Taxes, the objective of which is to recognize the amount of current and deferred income taxes payable or refundable at the date of the financial statements as a result of all events that have been recognized in the accompanying financial statements as measured by enacted tax laws.

  At December 31, 1995, the Company had net operating loss carryforwards for federal and state income tax purposes of approximately $13,588,000, which expire through 2010. The Company also has certain tax credits available to offset future federal and state income taxes, if any. Net operating loss carryforwards and credits are subject to review and possible adjustments by the Internal Revenue Service and may be limited in the event of certain cumulative changes in the ownership interests of significant stockholders over a three-year period in excess of 50%. The Company believes it has experienced a change in ownership in excess of 50% and that it may experience an additional change in ownership in excess of 50% upon completion of the proposed initial public offering. The Company does not believe that these changes in ownership will significantly impact the Company's ability to utilize its net operating loss carryforwards.

                               OPEN MARKET, INC.

               (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

(4) INCOME TAXES--(CONTINUED)

  The components of the Company's deferred tax asset are as follows:

                                                  DECEMBER 31,
                                               --------------------  MARCH 31,
                                                 1994       1995        1996
                                               --------  ----------  ----------
    Operating loss carryforwards.............. $246,000  $5,435,000  $7,655,000
    Tax credit carryforwards..................   34,000     130,000     155,000
    Temporary differences.....................  253,000     576,000     818,000
                                               --------  ----------  ----------
                                                533,000   6,141,000   8,628,000
    Less--Valuation allowance................. (533,000) (6,141,000) (8,628,000)
                                               --------  ----------  ----------
                                               $    --   $      --   $      --
                                               ========  ==========  ==========

  It is the Company's objective to become a profitable enterprise and to realize the benefits of its deferred tax assets. However, in evaluating the realizability of these deferred tax assets, management has considered the Company's short operating history, the volatility of the market in which it competes, the operating losses incurred to date and the operating losses anticipated for the foreseeable future, and believes that given the significance of this evidence a full valuation reserve against its deferred tax assets is required as of December 31, 1994 and 1995 and March 31, 1996. The increase in the valuation allowance during these periods primarily relates to the Company's operating results.

(5) STOCKHOLDERS' EQUITY (DEFICIT)

  In April 1996, the Company's Board of Directors approved, subject to stockholder approval and the closing of the proposed initial public offering, the (i) 1996 Director Option Plan (the Director Plan), (ii) 1996 Employee Stock Purchase Plan (the Purchase Plan) (iii) authorization of 2,000,000 shares of undesignated preferred stock, and (iv) authorization of the issuance of up to 100,000,000 shares of common stock. Additionally the Company's Board of Directors approved, subject to stockholder approval, the authorization of an increase in shares of common stock under the 1994 Stock Incentive Plan (the
Plan) by 500,000 shares up to 13,001,000 shares.

 (A) STOCK SPLIT

   On September 10, 1995, the Company effected a three-for-one stock split of its common stock in the form of a stock dividend. The accompanying financial statements and notes have been retroactively adjusted to reflect the stock split.

 (B) 1994 STOCK INCENTIVE STOCK PLAN

   The Company's Board of Directors adopted the Plan which, as amended, allows for the issuance of up to 13,001,000 shares of common stock or options to purchase common stock under the Plan, and reserved all shares of common stock necessary for issuance under the Plan. The Company is accounting for options and stock grants in accordance with Accounting Principles Board Opinion No. 25.

  Restricted Common Stock

   In 1994, the Company sold 5,812,500 shares of restricted common stock to employees at $.00033 per share. These shares are subject to repurchase agreements and vest over a four-year period. The Company may repurchase any unvested shares of common stock held by these individuals upon the termination of their employment at $.00033 per share. During 1995, the Company repurchased 73,500 shares of unvested common stock. At March 31, 1996, 2,382,450 shares of the outstanding restricted common stock were unvested and subject to repurchase.

                               OPEN MARKET, INC.

             (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)
(5) STOCKHOLDERS' EQUITY (DEFICIT)--(CONTINUED)

 (B) INCENTIVE STOCK PLAN--(CONTINUED)

  Options

   Under the terms of the Plan, the Board of Directors may grant incentive stock options or nonqualified stock options to purchase shares of the Company's common stock. The exercise price of stock options granted under the Plan will be not less than the fair value of the common stock on the date of grant. The purchase price and vesting schedule applicable to each option grant are determined by the Board of Directors. Options generally vest quarterly over a four-year period and expire 10 years from the date of grant. Options under the Plan have been granted at their then fair market value as determined by the Company's Board of Directors. Accordingly, no compensation expense has been recorded on grants under the Plan.

   The following is a summary of all stock option activity:

                                                        NUMBER OF     PRICE
                                                         OPTIONS    PER OPTION
                                                        ---------  ------------
      Outstanding, December 31, 1994...................       --         $  --
        Granted........................................ 5,032,102    .17-  1.50
        Exercised......................................  (127,812)   .17-   .25
                                                        ---------  ------------
      Outstanding, December 31, 1995................... 4,904,290  $ .17-$ 1.50
                                                        ---------  ------------
        Granted........................................   764,400   4.00- 12.00
        Exercised......................................  (112,573)   .17-   .25
        Terminated.....................................   (16,500)   .17-  4.00
                                                        ---------  ------------
      Outstanding, March 31, 1996...................... 5,539,617  $ .17-$12.00
                                                        ---------  ------------
      Exercisable, March 31, 1996......................   663,938  $ .17-$  .25
                                                        =========  ============

   Upon the closing of the proposed initial public offering of the Company's common stock or a change in control, as defined, certain unvested options and restricted shares of common stock will vest automatically. As of March 31, 1996, 1,765,690 unvested options and all unvested, restricted shares of common stock will vest upon the closing of the proposed initial public offering.

 (C) THE 1996 DIRECTOR PLAN

   Under the terms of the Director Plan each Director will be granted an option to purchase that number of shares of common stock determined by dividing $100,000 by the option exercise price, at the then fair market value, as defined. In addition, commencing with the 1997 Annual Meeting of the Stockholders, each Director who is not a founder or employee of the Company will annually be granted an option to purchase that number shares of common stock determined by dividing $30,000 by the option exercise price. These options vest quarterly over a four-year period and expire 10 years from the date of grant. The vesting of these options will accelerate upon a change of control, as defined.

 (D) THE 1996 EMPLOYEE STOCK PURCHASE PLAN

   Under the terms of the Purchase Plan, the Company has reserved and may issue up to an aggregate of 250,000 shares of common stock in semi-annual grants at a price equal to 85% of fair market value, as defined.

                               OPEN MARKET, INC.

               (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

(6) REDEEMABLE CONVERTIBLE PREFERRED STOCK

  The Company's Board of Directors has authorized 7,500,000 shares of preferred stock and designated 1,850,000, 1,850,000 and 3,000,000 of such shares as Series A, B and C redeemable convertible preferred stock, respectively (Series A, B and C Preferred Stock). The Company issued Series A, B and C Preferred Stock as follows:

          DATE                 DESCRIPTION        NUMBER OF SHARES PRICE PER SHARE
          ----           ------------------------ ---------------- ---------------
  June 1994............. Series A Preferred Stock    1,850,000         $ 1.000
  April, August and Oc-
   tober 1995........... Series B Preferred Stock    1,730,675         $ 5.405
  January and March
   1996................. Series C Preferred Stock    2,695,000         $10.000

  The rights, preferences and privileges of Series A, B and C Preferred Stock are as follows.

 (A) CONVERSION

   Series A and B Preferred Stock are convertible at the option of the holder into common stock on a three-for-one basis, and Series C Preferred Stock is convertible into common stock on a one-for-one basis, adjustable for certain dilutive events, as defined. All shares of Preferred Stock are required to be converted into common stock upon the closing of an initial public offering of the Company's common stock at an offering price of $12.00 per share and yielding aggregate gross proceeds to the Company of at least $30,000,000.

 (B) REDEMPTION

   At the request of the majority of the Series A, B and C Preferred Stockholders at any date after April 12, 1999 but before March 15, 2000, the Company is required to redeem up to an aggregate of 50% of the Preferred Stock outstanding one year from the date of request and an additional 50% on the first anniversary thereafter. The redemption price for the Series A, B and C Preferred Stock is $1.00, $5.405 and $10.00, respectively, plus any declared but unpaid dividends.

 (C) LIQUIDATION, DISSOLUTION AND WINDING UP

   In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Series A, B and C Preferred Stock shall be entitled to be paid out of the assets available for distribution, the redemption price of the respective shares, plus any declared but unpaid dividends. If the assets of the Company are insufficient to pay the full preferential amounts to the Preferred Stockholders, the assets shall be distributed ratably among the Preferred Stockholders in proportion to their aggregate liquidation preference amounts.

   In the event of a merger, consolidation or a sale of essentially all of the assets of the Company, the majority of the outstanding Series C Preferred Stockholders may elect to have the merger, consolidation or asset sale deemed a liquidation of the Company and all consideration shall be distributed as defined above.

 (D) VOTING RIGHTS

   The holders of Series A, B and C Preferred Stock are entitled to the number of votes equal to the number of common stock shares into which it is convertible. The Preferred Stockholders vote with the common stockholders as a single class. The Company cannot change, alter or repeal the

                               OPEN MARKET, INC.

               (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

(6) REDEEMABLE CONVERTIBLE PREFERRED STOCK--(CONTINUED)

 (D) VOTING RIGHTS--(CONTINUED)

 preferences, special rights or other powers of the Series C Preferred Stock agreement without approval by 70% of the Series C Preferred Stockholders. The Company is required to obtain approval by 60% of the Preferred Stockholders before the Company liquidates, dissolves or winds up, sells substantially all of the assets of the Company, or merges or consolidates with another entity, as defined.

 (E) DIVIDENDS

   The holders of the Series A, B and C Preferred Stock are entitled to receive, when and if declared by the Board of Directors, any dividend declared or paid on any shares of common stock in preference to any dividends on common stock.

 (F) REGISTRATION RIGHTS

   At any time after the earlier of June 8, 1999 or the closing of the Company's first underwritten public offering, Preferred Stockholders holding in the aggregate of at least 40% the shares eligible for registration then outstanding may request the Company to register the shares, as defined. This right expires on June 8, 2004.

 (G) RIGHT OF FIRST REFUSAL

   The Company's Series A, B and C Preferred Stockholders have the right of first refusal to purchase any new securities offered by the Company. The right of first refusal terminates upon the closing of an initial public offering of the Company's common stock resulting in gross proceeds to the Company of at least $30,000,000 at a minimum price of $12.00 per share or the sale of substantially all of the assets of the Company.

 (H) SERIES C PREFERRED STOCK RIGHT OF FIRST REFUSAL AND REPURCHASE AGREEMENT

   In the event that a Series C Preferred Stockholder is acquired by one of the Company's competitors, the Company has the right to repurchase, at the then current fair market value, all of the shares held by such Preferred Stockholder. In addition, if a Series C Preferred Stockholder is to sell any of its shares, the Series C Preferred Stockholder must grant the Company the option to repurchase the shares, as defined. This agreement terminates upon the earlier of (i) the written agreement of purchasers of at least 50% of the Series C Preferred Stock and the Company to terminate the agreement, (ii) the sale of substantially all of the assets of the Company, or (iii) the closing of an initial public offering of the Company's common stock.

                               OPEN MARKET, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONCLUDED)
                (INCLUDED DATA APPLICABLE TO UNAUDITED PERIODS)

(7) COMMITMENTS

 (A) FACILITIES

   The Company leases its facilities and certain equipment under operating leases that expire through January 2001. The future minimum lease commitments at December 31, 1995 are as follows:

      YEAR ENDED DECEMBER 31,
      -----------------------
        1996........................................................  $1,562,000
        1997........................................................   1,545,000
        1998........................................................   1,511,000
        1999........................................................   1,488,000
        2000........................................................   1,499,000
        Thereafter..................................................     125,000
                                                                      ----------
                                                                      $7,730,000
                                                                      ==========

   Rent expense included in the accompanying consolidated statements of operations was approximately $41,000, $478,000, $16,000 and $414,000 for the period from inception (April 25, 1994) to December 31, 1994, for the year ended December 31, 1995 and for the three months ended March 31, 1995 and 1996, respectively.

 (B) EMPLOYMENT AGREEMENT

   The Company has entered into a two-year employment agreement with an executive officer which provides for bonus and severance benefits for a period of 12 months upon termination of employment under certain circumstances.

(8) RELATED PARTY TRANSACTIONS

  The Company has entered into agreements with certain stockholders which provide for product and service revenues. The Company believes that the terms of these transactions are on terms no less favorable to the Company than could be obtained from unaffiliated third parties. The Company recognized service revenues of approximately $295,000 for certain application development services for a Series B and C Preferred Stockholder in the year ended December 31, 1995. The Company had related party accounts receivable of approximately $331,000 and $128,000 and related party deferred revenue of approximately $1,605,000 and $2,208,000 included in the accompanying consolidated balance sheets as of December 31, 1995 and March 31, 1996, respectively, from certain Series B and C Preferred Stockholders.

  On February 5, 1996, the Company loaned $1,500,000 to a founder and director of the Company. The loan is non-recourse, secured by a pledge of 375,000 shares of common stock, bears interest at a rate of 5.61% per annum and is due and payable on the earlier of February 5, 2001 or on the date of a liquidation event. A liquidation event will occur when the founder and director can sell a sufficient number of shares of his common stock to repay the principal and accrued interest on the loan.

(9) EMPLOYEE BENEFIT PLAN

  In October 1995, the Company adopted a 401(k) savings and investment plan for eligible employees. Each participant may elect to contribute up to 15% of his or her compensation for the plan year, subject to certain Internal Revenue Service limitations. Company matching contributions are made to the plan at the discretion of the Board of Directors. There have been no discretionary contributions made by the Company to the plan to date.

                               OPEN MARKET, INC.

                (INCLUDED DATA APPLICABLE TO UNAUDITED PERIODS)

(10) ACCRUED EXPENSES

Accrued expenses consist of the following:

                                                DECEMBER 31,
                                             ------------------ MARCH 31,
                                              1994      1995       1996
                                             ------- ---------- ----------
      Payroll and related expenses.......... $54,163 $1,034,100 $1,620,501
      Professional and consulting fees......   5,000    622,298    704,800
      All other.............................  13,881  1,000,110  1,045,050
                                             ------- ---------- ----------
                                             $73,044 $2,656,508 $3,370,351
                                             ======= ========== ==========

(11) DEFERRED REVENUES

Deferred revenues consist of the following:

                                                DECEMBER 31,
                                             ------------------ MARCH 31,
                                              1994      1995       1996
                                             ------- ---------- ----------
      Payments for future product
       deliverables......................... $   --  $3,202,750 $1,456,800
      Prepaid sublicense fees...............     --   2,650,000  2,950,000
      Prepaid service revenues..............  15,000  1,048,605  1,499,492
                                             ------- ---------- ----------
                                             $15,000 $6,901,355 $5,906,292
                                             ======= ========== ==========

                                 UNDERWRITING

  Subject to the terms and conditions of the Underwriting Agreement, the Company agreed to sell to each of the U.S. Underwriters named below, and each of such U.S. Underwriters, for whom Goldman, Sachs & Co., Cowen & Company and Montgomery Securities are acting as representatives, has severally agreed to purchase from the Company, the respective number of shares of Common Stock set forth opposite its name below:

                                                                     NUMBER OF
                                                                     SHARES OF
                              UNDERWRITER                           COMMON STOCK
                              -----------                           ------------
     Goldman, Sachs & Co. .........................................
     Cowen & Company...............................................
     Montgomery Securities.........................................
                                                                     ---------
       Total.......................................................  3,200,000
                                                                     =========

  Under the terms and conditions of the Underwriting Agreement, the U.S. Underwriters are committed to take and pay for all of the shares offered hereby, if any are taken.

  The U.S. Underwriters propose to offer the shares of Common Stock in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus, and in part to certain securities dealers at
such price less a concession of $   per share. The U.S. Underwriters may
allow, and such dealers may reallow, a concession not in excess of $   per
share to certain brokers and dealers. After the shares of Common Stock are released for sale to the public, the offering price and other selling terms may from time to time be varied by the representatives.

  The Company has entered into an underwriting agreement (the "International Underwriting Agreement") with the underwriters of the International Offering (the "International Underwriters") providing for the concurrent offer and sale of 800,000 shares of Common Stock in an international offering outside the United States. The offering price and aggregate underwriting discounts and commissions per share for the Offerings are identical. The closing of the U.S. Offering made hereby is a condition to the closing of the International Offering and vice versa. The representatives of the International Underwriters are Goldman Sachs International, Cowen & Company and Montgomery Securities.

  Pursuant to an Agreement between the U.S. and International Underwriting Syndicates (the "Agreement Between") relating to the Offerings, each of the U.S. Underwriters named herein has agreed that, as a part of the distribution of the shares offered hereby and subject to certain exceptions, it will offer, sell or deliver the shares of Common Stock, directly or indirectly, only in the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (the "United States") and to U.S. persons, which term shall mean, for purposes of this paragraph: (a) any individual who is a resident of the United States or (b) any corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof and whose office most directly involved with the purchase is located in the United States. Each of the International Underwriters has agreed pursuant to the Agreement Between that, as a part of the distribution of the shares offered as a part of the International Offering, and subject to certain exception, it will (i) not, directly or indirectly, offer, sell or deliver shares of Common Stock (a) in the United States or to any U.S. persons or (b) to any person who it believes intends to reoffer, resell or deliver the shares in the United States or to any U.S. persons, and (ii) cause any dealer to whom it may sell such shares at any concession to agree to observe a similar restriction.

  Pursuant to the Agreement Between, sales may be made between the U.S. Underwriters and the International Underwriters of such number of shares of Common Stock as may be mutually agreed. The price of any shares so sold shall be the public offering price, less an amount not greater than the selling concession.

  The Company has granted the U.S. Underwriters an option exercisable for 30 days after the date of this Prospectus to purchase up to an aggregate of 480,000 additional shares of Common Stock to cover over-allotments, if any. If the Underwriters exercise their over-allotment option, the U.S. Underwriters have severally agreed, subject to certain conditions, to purchase approximately the same percentage thereof that the number of shares to be purchased by each of them, as shown in the foregoing table, bears to the 3,200,000 shares of Common Stock offered. The Company has granted the International Underwriters a similar option exercisable for up to an aggregate of 120,000 additional shares of Common Stock.

  The Company has agreed that, subject to certain exceptions, during the period beginning from the date of this Prospectus and continuing to and including the date 180 days after the date of this Prospectus, not to offer, sell, contract to sell or otherwise dispose of any securities of the Company (other than pursuant to employee stock option or purchase plans existing, or on the conversion or exchange of convertible or exchangeable securities outstanding on the date of this Prospectus) which are substantially similar to the shares of Common Stock or which are convertible or exchangeable into securities which are substantially similar to the shares of Common Stock without the prior written consent of the representatives, except for the shares of Common Stock offered in connection with the concurrent U.S. and International Offerings. The executive officers, directors (except for Messrs. Judson and Quinn, who own no shares of Common Stock of the Company), and certain directors and securityholders of the Company (who in the aggregate hold approximately 25,788,623 shares of Common Stock at March 31, 1996) have agreed to not offer, sell, contract to sell or otherwise dispose of or agree to dispose of any shares of Common Stock or substantially similar securities owned beneficially by them for a period of 180 days after the date of this Prospectus, without the prior written consent of the representatives. See "Shares Eligible for Future Sale".

  The representatives of the Underwriters have informed the Company that they do not expect sales to accounts over which the Underwriters exercise discretionary authority to exceed five percent of the total number of shares of Common Stock offered by them.

  The Company anticipates that Ray Stata, a director of the Company, will be offered the opportunity to purchase in the U.S. Offering approximately 142,857 shares of Common Stock (assuming an initial public offering price of $14.00 per share) for an aggregate purchase price of approximately $2,000,000. Any such sale will be made on the same terms as sales to other investors in the Offerings, except that Mr. Stata has agreed not to offer, sell, contract to sell or otherwise dispose of or agree to dispose of any shares of Common Stock or substantially similar securities owned beneficially by him for a period of 180 days after the date of this Prospectus, without the prior written consent of the representatives. No assurance can be given that Mr. Stata will purchase any or all of such shares. To the extent that Mr. Stata purchases such shares of Common Stock, the number of shares available to the general public in the U.S. Offering will be reduced. Any such shares not purchased by Mr. Stata will be offered by the U.S. Underwriters to the general public on the same terms and conditions as the other shares offered hereby. Any purchase of shares of Common Stock by Mr. Stata will be for investment purposes and not with a view to distributing such shares to the public. See "Principal Stockholders."

  Prior to the Offerings, there has been no public market for the shares. The initial public offering price will be negotiated among the Company and the representatives. Among the factors to be considered in determining the initial public offering price of the Common Stock, in addition to prevailing market conditions, will be the Company's historical performance, estimates of the business potential and earnings prospects of the Company, an assessment of the Company's management and the consideration of the above factors in relation to market valuation of companies in related businesses.

  The Common Stock has been approved for quotation on the Nasdaq National Market under the symbol "OMKT".

  This Prospectus may be used by underwriters and dealers in connection with offers and sales of the Common Stock, including shares initially sold in the International Offering, to persons located in the United States.

  The Company has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

                                    [LOGO]

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRE-SENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFOR-MATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                              -------------------

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Prospectus Summary.......................................................    3
Risk Factors.............................................................    5
Use of Proceeds..........................................................   13
Dividend Policy..........................................................   13
Dilution.................................................................   14
Capitalization...........................................................   15
Selected Consolidated Financial Data.....................................   16
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................   17
Business.................................................................   24
Management...............................................................   34
Certain Transactions.....................................................   43
Principal Stockholders...................................................   45
Description of Capital Stock.............................................   47
Shares Eligible for Future Sale..........................................   49
Legal Matters............................................................   50
Experts..................................................................   50
Additional Information...................................................   51
Index to Consolidated Financial Statements...............................  F-1
Underwriting.............................................................  U-1

                              -------------------

  THROUGH AND INCLUDING , 1996 (THE 25TH DAY AFTER THE DATE OF THIS PRO-SPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPEC-TUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                               4,000,000 SHARES

                               OPEN MARKET, INC.

                                 COMMON STOCK
                          (PAR VALUE $.001 PER SHARE)


                               ----------------

                                    [LOGO]

                               ----------------

                             GOLDMAN, SACHS & CO.

                                COWEN & COMPANY

                             MONTGOMERY SECURITIES

                      REPRESENTATIVES OF THE UNDERWRITERS


- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following table sets forth the various expenses, all of which will be borne by the Registrant, in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except for the Securities and Exchange Commission registration fee and the NASD filing fee.

     SEC Registration Fee............................................. $ 23,794
     NASD Filing Fee..................................................    7,400
     Nasdaq National Market Listing Fee...............................   50,000
     Blue Sky Fees and Expenses.......................................   20,000
     Transfer Agent and Registrar Fees................................   10,000
     Accounting Fees and Expenses.....................................  150,000
     Legal Fees and Expenses..........................................  300,000
     Printing, Engraving and Mailing Expenses.........................  175,000
     Miscellaneous....................................................   63,806
                                                                       --------
       Total.......................................................... $800,000
                                                                       ========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Article EIGHTH of the Registrant's Amended and Restated Certificate of Incorporation (the "Restated Certificate of Incorporation") provides that no director of the Registrant shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

  Article NINTH of the Registrant's Restated Certificate of Incorporation provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Registrant against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of the Registrant brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Registrant against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

  Indemnification is required to be made unless the Registrant determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

  Article NINTH of the Registrant's Restated Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers the Registrant must indemnify those persons to the fullest extent permitted by such law as so amended.

  Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

  Under Section 8 of the Underwriting Agreement, the Underwriters are obligated, under certain circumstances, to indemnify directors and officers of the Registrant against certain liabilities, including liabilities under the Securities Act. Reference is made to the form of Underwriting Agreement filed as Exhibit 1 hereto.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

  Set forth in chronological order below is information regarding the number of shares of Common Stock issued, and the number of options granted, by the Registrant since December 6, 1993. Further included is the consideration, if any, received by the Registrant for such shares and options, and information relating to the section of the Securities Act of 1933, as amended (the "Securities Act"), or rule of the Securities and Exchange Commission under which exemption from registration was claimed. The following transactions give effect to the Company's three-for-one split of its Common Stock, in the form of a stock dividend, which became effective as of October 12, 1995.

    (1) In June 1994, the Registrant sold 526,500 and 4,050,000 shares of Common Stock to David K. Gifford and Shikhar Ghosh, respectively, pursuant to the 1994 Stock Incentive Plan. Messrs. Gifford and Ghosh each paid $.00033 per share.

    (2) In June 1994, the Registrant sold 3,523,500 shares of Common Stock to David K. Gifford in exchange for the assignment of a certain patent license to the Company.

    (3) In October 1994, the Registrant sold a total of 1,236,000 shares of Common Stock to certain employees of the Company at $.00033 per share for aggregate consideration of $412.

    (4) In June 1994, the Registrant sold a total of 1,850,000 shares of Series A Convertible Preferred Stock to certain investors at $1.00 per share for aggregate consideration of $1,850,000.

    (5) In April 1995, the Registrant sold a total of 1,545,675 shares of Series B Convertible Preferred Stock to certain investors at $5.4054 per share for aggregate consideration of $8,354,991.62.

    (6) In August 1995, the Registrant sold 92,500 shares of Series B Convertible Preferred Stock to Time Inc. New Media at $5.4054 per share for aggregate consideration of $499,999.50.

    (7) In October 1995, the Registrant sold 92,500 shares of Series B Convertible Preferred Stock to Tribune Company at $5.4054 per share for aggregate consideration of $499,999.50.

    (8) In January 1996, the Registrant sold a total of 2,545,000 shares of Series C Convertible Preferred Stock to certain investors at $10.00 per share for aggregate consideration of $25,450,000.

    (9) In March 1996, the Registrant sold a total of 150,000 shares of Series C Convertible Preferred Stock to a certain investor at $10.00 per share for aggregate consideration of $1,500,000.

    (10) From inception through March 31, 1996, the Registrant issued an aggregate of 240,385 shares of Common Stock to officers, employees and consultants of the Registrant pursuant to the Registrant's 1994 Stock Incentive Plan upon the exercise of the options at prices ranging from $0.17 to $0.25 per share for an aggregate consideration of approximately $51,200. During that period, the Registrant also issued options to officers, employees and consultants of the Registrant to purchase an aggregate of 5,796,502 shares of Common Stock pursuant to the Registrant's 1994 Stock Incentive Plan at exercise prices ranging from $0.17 to $12.00.

  The shares of capital stock and securities issued in the above transactions were offered and sold in reliance upon the exemption from registration under
Section 4(2) of the Securities Act or Regulation D or Rule 701 promulgated under the Securities Act, relative to sales by an issuer not involving a public offering.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (A) EXHIBITS

 EXHIBIT
   NO.                                 DESCRIPTION
 -------                               -----------
   1.1*  Form of U.S. Underwriting Agreement.
   1.2*  Form of International Underwriting Agreement.
   3.1   Certificate of Incorporation of the Registrant, as amended.
   3.2   Form of Amended and Restated Certificate of Incorporation of the
         Registrant (to be filed upon the closing of the offering to which this
         Registration Statement relates).
   3.3   By-Laws of the Registrant.
   3.4   Form of Amended and Restated By-laws of the Registrant (to be effective upon the Offerings to which this Registration Statement relates).
   4.1   Specimen Certificate for shares of Common Stock, $.001 par value, of the Registrant.
   5*    Opinion of Hale and Dorr with respect to the validity of the securities being offered.
  10.1   1994 Stock Incentive Plan.
  10.2   1996 Employee Stock Purchase Plan.
  10.3   1996 Director Option Plan.
  10.4   Employment Agreement between the Registrant and Gary B. Eichhorn, dated November 7, 1995.
  10.5   Incentive Stock Option Agreement dated November 10, 1995, between the
         Registrant and Gary B. Eichhorn.
  10.6   Invention and Non-Disclosure Agreement dated November 10, 1995, between the Registrant and Gary B. Eichhorn.
  10.7   Promissory Note dated February 5, 1996 in the principal amount of
         $1,500,000 issued by David K. Gifford to the Registrant.
  10.8   Pledge Agreement dated February 5, 1996, between the Company and David
         K. Gifford.

 EXHIBIT
   NO.                                 DESCRIPTION
 -------                               -----------
 10.9    Series A Preferred Stock Purchase Agreement, dated June 8, 1994, among the Registrant and certain stockholders of the Registrant.
 10.10   Series B Preferred Stock Purchase Agreement, dated April 12, 1995, among the Registrant and certain stockholders of the Registrant.
 10.11   Series C Preferred Stock Purchase Agreement, dated January 26, 1996, among the Registrant and certain stockholders of the Registrant.
 10.12   Second Amended and Restated Registration Rights Agreement, dated
         January 26, 1996, among the Registrant and certain stockholders of the
         Registrant.
 10.13+  Master Agreement, dated as of August 23, 1995, by and between FTP
         Software, Inc. and the Registrant.
 10.14+  Development and Services Agreement dated as of January 1, 1995 by and between Time Inc. New Media and the Registrant, as amended.
 10.15+  Master Development Agreement, dated as of February 21, 1995, by and between Conde Net, Inc. and the Registrant.
 10.16+  TMS Software License Agreement, dated as of February 27, 1996, by and between Tribune Interactive Network Services and the Registrant.
 10.17+  License Agreement dated October 17, 1994 by and between Massachusetts
         Institute of Technology and the Registrant.
 10.18   Letter Agreement dated January 11, 1995 by and between Silicon Valley
         Bank and the Registrant.
 10.19   Promissory Note dated August 14, 1995 issued by the Registrant to
         Silicon Valley Bank, as modified to date.
 10.20   Form of OM-Transact Software License Agreement of Registrant.
 10.21   Form of Agreement for Annual Software Support of Registrant.
 10.22   Form of Master Development Agreement of Registrant.
 10.23   Form of Software License and Distribution Agreement of Registrant.
 10.24   Form of Start-Up Services Agreement of Registrant.
 10.25   Form of Professional Services Agreement of Registrant.
 10.26+  Software License Agreement, effective March 15, 1996, by and between
         Novell, Inc. and the Registrant.
 10.27+  Master Development Agreement, dated as of May 22, 1995, by and between
         Parade Net, Inc. and the Registrant.
 10.28+  OEM Master License Agreement, dated June 30, 1995, by and between RSA
         Data Security, Inc. and the Registrant.
 10.29+  Public Key Patent License, effective as of September 6, 1995, by and between Caro-Kann Corporation and the Registrant.
 10.30   Commercial Security Agreement, dated January 11, 1995 by and between the Registrant and Silicon Valley Bank.
 10.31   Start-Up Services Agreement, dated as of February 27, 1996, by and between the Registrant and Tribune Interactive Network Services.
 10.32   Promissory Note dated January 11, 1995 issued by the Registrant to
         Silicon Valley Bank, as modified to date.
 10.33   Founder's Agreement dated June 8, 1994 by and between David K. Gifford and the Registrant.

 EXHIBIT
   NO.                               DESCRIPTION
 -------                             -----------
 10.34+  License and Exclusive Distribution Agreement dated as of April 10,
         1996 by and between Time Inc. New Media and the Registrant.
 11      Computation of income per common share.
 21      Subsidiary of the Registrant.
 23.1*   Consent of Hale and Dorr (included in Exhibit 5).
 23.2*   Consent of Arthur Andersen LLP.
 24      Powers of Attorney.
 24.1*   Additional Power of Attorney

- --------
 *Filed herewith.

 +Confidential treatment requested as to certain portions.
 All other exhibits have been previously filed.

  (B) FINANCIAL STATEMENT SCHEDULES

  All schedules have been omitted because they are not required or because the required information is given in the Financial Statements or Notes thereto.

ITEM 17. UNDERTAKINGS

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions contained in the Restated Certificate of Incorporation and Amended and Restated By-Laws of the Registrant and the laws of the State of Delaware, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

  The undersigned Registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 2 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BOSTON, COMMONWEALTH OF MASSACHUSETTS, ON THIS 14TH DAY OF MAY, 1996.

                                          Open Market, Inc.

                                                 /s/ Gary B. Eichhorn
                                          By: _________________________________
                                              GARY B. EICHHORN PRESIDENT AND
                                                  CHIEF EXECUTIVE OFFICER

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT NO. 2 TO REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----
                                       President, Chief
      /s/ Gary B. Eichhorn              Executive Officer        May 14, 1996
- -------------------------------------   and Director
          GARY B. EICHHORN              (Principal
                                        Executive Officer)

          Regina O. Sommer*            Chief Financial
- -------------------------------------   Officer (Principal       May 14, 1996
          REGINA O. SOMMER              Financial and
                                        Accounting Officer)

           Gulrez Arshad*              Director
- -------------------------------------                            May 14, 1996
            GULREZ ARSHAD

           Shikhar Ghosh*              Director
- -------------------------------------                            May 14, 1996
            SHIKHAR GHOSH

          David K. Gifford*            Director
- -------------------------------------                            May 14, 1996
          DAVID K. GIFFORD

            Bruce Judson*               Director
- -------------------------------------                            May 14, 1996
            BRUCE JUDSON

         William S. Kaiser*             Director
- -------------------------------------                            May 14, 1996
          WILLIAM S. KAISER

           Ray Stata                    Director                 May 14, 1996
- -------------------------------------

           RAY STATA

        Robert J. Tarr, Jr.*            Director
- -------------------------------------                            May 14, 1996
         ROBERT J. TARR, JR.

          Eugene F. Quinn*              Director
- -------------------------------------                            May 14, 1996
           EUGENE F. QUINN

        Gary B. Eichhorn
  ---------------------------------
*By:
          GARY B. EICHHORN
          ATTORNEY-IN-FACT


                                 EXHIBIT INDEX

 EXHIBIT
   NO.                             DESCRIPTION                             PAGE
 -------                           -----------                             ----
  1.1*   Form of U.S. Underwriting Agreement.
  1.2*   Form of International Underwriting Agreement.
  3.1    Certificate of Incorporation of the Registrant, as amended.
  3.2    Form of Amended and Restated Certificate of Incorporation of
         the Registrant (to be filed upon the closing of the offering to which this Registration Statement relates).
  3.3    By-Laws of the Registrant.
  3.4    Form of Amended and Restated By-laws of the Registrant (to be effective upon the Offerings to which this Registration
         Statement relates).
  4.1    Specimen Certificate for shares of Common Stock, $.001 par value, of the Registrant.
  5*     Opinion of Hale and Dorr with respect to the validity of the securities being offered.
 10.1    1994 Stock Incentive Plan.
 10.2    1996 Employee Stock Purchase Plan.
 10.3    1996 Director Option Plan.
 10.4    Employment Agreement between the Registrant and Gary B.
         Eichhorn, dated November 7, 1995.
 10.5    Incentive Stock Option Agreement dated November 10, 1995,
         between the Registrant and Gary B. Eichhorn.
 10.6    Invention and Non-Disclosure Agreement dated November 10, 1995, between the Registrant and Gary B. Eichhorn.
 10.7    Promissory Note dated February 5, 1996 in the principal amount of $1,500,000 issued by David K. Gifford to the Registrant.
 10.8    Pledge Agreement dated February 5, 1996, between the Company and David K. Gifford.
 10.9    Series A Preferred Stock Purchase Agreement, dated June 8,
         1994, among the Registrant and certain stockholders of the
         Registrant.
 10.10   Series B Preferred Stock Purchase Agreement, dated April 12,
         1995, among the Registrant and certain stockholders of the
         Registrant.
 10.11   Series C Preferred Stock Purchase Agreement, dated January 26,
         1996, among the Registrant and certain stockholders of the
         Registrant.
 10.12   Second Amended and Restated Registration Rights Agreement,
         dated January 26, 1996, among the Registrant and certain
         stockholders of the Registrant.
 10.13+  Master Agreement, dated as of August 23, 1995, by and between
         FTP Software, Inc. and the Registrant.
 10.14+  Development and Services Agreement dated as of January 1, 1995 by and between Time Inc. New Media and the Registrant, as
         amended.
 10.15+  Master Development Agreement, dated as of February 21, 1995, by and between Conde Net, Inc. and the Registrant.
 10.16+  TMS Software License Agreement, dated as of February 27, 1996, by and between Tribune Interactive Network Services and the
         Registrant.
 10.17+  License Agreement dated October 17, 1994 by and between
         Massachusetts Institute of Technology and the Registrant.

 EXHIBIT
   NO.                             DESCRIPTION                             PAGE
 -------                           -----------                             ----
 10.18   Letter Agreement dated January 11, 1995 by and between Silicon
         Valley Bank and the Registrant.
 10.19   Promissory Note dated August 14, 1995 issued by the Registrant to Silicon Valley Bank, as modified to date.
 10.20   Form of OM-Transact Software License Agreement of Registrant.
 10.21   Form of Agreement for Annual Software Support of Registrant.
 10.22   Form of Master Development Agreement of Registrant.
 10.23   Form of Software License and Distribution Agreement of
         Registrant.
 10.24   Form of Start-Up Services Agreement of Registrant.
 10.25   Form of Professional Services Agreement of Registrant.
 10.26+  Software License Agreement, effective March 15, 1996, by and between Novell, Inc. and the Registrant.
 10.27+  Master Development Agreement, dated as of May 22, 1995, by and between Parade Net, Inc. and the Registrant.
 10.28+  OEM Master License Agreement, dated June 30, 1995, by and between RSA Data Security, Inc. and the Registrant.
 10.29+  Public Key Patent License, effective as of September 6, 1995, by and between Caro-Kann Corporation and the Registrant.
 10.30   Commercial Security Agreement, dated January 11, 1995 by and between the Registrant and Silicon Valley Bank.
 10.31   Start-Up Services Agreement, dated as of February 27, 1996, by and between the Registrant and Tribune Interactive Network
         Services.
 10.32   Promissory Note dated January 11, 1995 issued by the Registrant to Silicon Valley Bank, as modified to date.
 10.33   Founder's Agreement dated June 8, 1994 by and between David K.
         Gifford and the Registrant.
 10.34+  License and Exclusive Distribution Agreement dated as of April
         10, 1996 by and between Time Inc. New Media and the Registrant.
 11      Computation of income per common share.
 21      Subsidiary of the Registrant.
 23.1*   Consent of Hale and Dorr (included in Exhibit 5).
 23.2*   Consent of Arthur Andersen LLP.
 24      Powers of Attorney.
 24.1*   Additional Power of Attorney.

- --------
  *Filed herewith.

  +Confidential treatment requested as to certain portions.
All other exhibits have been previously filed.